EXECUTION VERSION

LOAN AND GUARANTEE AGREEMENT
dated as of
September 29, 2020
among
JETBLUE AIRWAYS CORPORATION, as Borrower,
the Guarantors party hereto from time to time,
THE UNITED STATES DEPARTMENT OF THE TREASURY,
and
THE BANK OF NEW YORK MELLON,
as Administrative Agent and Collateral Agent
__________

TABLE OF CONTENTS
Page
ARTICLE I

DEFINITIONS
SECTION 1.01Defined Terms    1
SECTION 1.02Terms Generally    35
SECTION 1.03Accounting Terms; Changes in GAAP    36
SECTION 1.04Rates    36
SECTION 1.05Divisions    36
ARTICLE II

COMMITMENTS AND BORROWINGS
SECTION 2.01Commitments    36
SECTION 2.02Loans and Borrowings    37
SECTION 2.03Borrowing Requests    37
SECTION 2.04[Reserved]    37
SECTION 2.05[Reserved]    37
SECTION 2.06Prepayments    37
SECTION 2.07Reduction and Termination of Commitments    39
SECTION 2.08Repayment of Loans    39
SECTION 2.09Interest    39
SECTION 2.10Benchmark Replacement Setting    40
SECTION 2.11Evidence of Debt    41
SECTION 2.12Payments Generally    42
SECTION 2.13Sharing of Payments    43
SECTION 2.14Compensation for Losses    43
SECTION 2.15Increased Costs    44
SECTION 2.16Taxes    44
SECTION 2.17[Reserved]    48
SECTION 2.18[Reserved]    48
SECTION 2.19Mitigation Obligations; Replacement of Lenders    48
ARTICLE III

REPRESENTATIONS AND WARRANTIES
SECTION 3.01Existence, Qualification and Power    49
SECTION 3.02Authorization; No Contravention    49
SECTION 3.03Governmental Authorization; Other Consents    50
SECTION 3.04Execution and Delivery; Binding Effect    50
SECTION 3.05Financial Statements; No Material Adverse Change    50
SECTION 3.06Litigation    50
SECTION 3.07Contractual Obligations; No Default    50
SECTION 3.08Property    50

i

SECTION 3.09Taxes    51
SECTION 3.10Disclosure    51
SECTION 3.11Compliance with Laws    51
SECTION 3.12ERISA Compliance    51
SECTION 3.13Environmental Matters    52
SECTION 3.14Investment Company Act    53
SECTION 3.15Sanctions; Export Controls; Anti-Corruption; AML Laws    53
SECTION 3.16Solvency    53
SECTION 3.17Subsidiaries    53
SECTION 3.18Senior Indebtedness    53
SECTION 3.19Insurance Matters    53
SECTION 3.20Labor Matters    53
SECTION 3.21Insolvency Proceedings    54
SECTION 3.22Margin Regulations    54
SECTION 3.23Liens    54
SECTION 3.24Perfected Security Interests    54
SECTION 3.25US Citizenship    54
SECTION 3.26Air Carrier Status    54
SECTION 3.27Cybersecurity    54
SECTION 3.28Loyalty Program Agreements    55
ARTICLE IV

CONDITIONS
SECTION 4.01Closing Date and Initial Borrowing    55
SECTION 4.02Each Borrowing    57
SECTION 4.03Each Tranche B Borrowing    58
ARTICLE V

AFFIRMATIVE COVENANTS
SECTION 5.01Financial Statements    59
SECTION 5.02Certificates; Other Information    60
SECTION 5.03Notices    61
SECTION 5.04Preservation of Existence, Etc.    62
SECTION 5.05Maintenance of Properties    62
SECTION 5.06Maintenance of Insurance    62
SECTION 5.07Payment of Obligations    62
SECTION 5.08Compliance with Laws    62
SECTION 5.09Environmental Matters    63
SECTION 5.10Books and Records    63
SECTION 5.11Inspection Rights    63
SECTION 5.12Sanctions; Export Controls; Anti-Corruption Laws and AML Laws    63
SECTION 5.13Guarantors; Additional Collateral    63
SECTION 5.14Post-Closing Matters    64
SECTION 5.15Further Assurances    64
SECTION 5.16Delivery of Appraisals    65

SECTION 5.17Ratings    65
SECTION 5.18Regulatory Matters    65
SECTION 5.19Loyalty Programs; Loyalty Program Agreements    65
SECTION 5.20Collections; Accounts; Payments    66
ARTICLE VI

NEGATIVE COVENANTS
SECTION 6.01[Reserved].    67
SECTION 6.02Liens    67
SECTION 6.03Fundamental Changes    67
SECTION 6.04Dispositions    67
SECTION 6.05Restricted Payments    69
SECTION 6.06Investments    70
SECTION 6.07Transactions with Affiliates    72
SECTION 6.08[Reserved]    72
SECTION 6.09[Reserved]    72
SECTION 6.10Changes in Nature of Business    72
SECTION 6.11Sanctions; AML Laws    72
SECTION 6.12Amendments to Organizational Documents    73
SECTION 6.13[Reserved]    73
SECTION 6.14Prepayments of Junior Indebtedness    73
SECTION 6.15Lobbying    73
SECTION 6.16Use of Proceeds    73
SECTION 6.17Financial Covenants    73
ARTICLE VII

EVENTS OF DEFAULT
SECTION 7.01Events of Default    76
SECTION 7.02Application of Payments    79
ARTICLE VIII

AGENCY
SECTION 8.01Appointment and Authority    79
SECTION 8.02Collateral Matters.    80
SECTION 8.03Removal or Resignation of Administrative Agent    80
SECTION 8.04Exculpatory Provisions    81
SECTION 8.05Reliance by Agent    82
SECTION 8.06Delegation of Duties    83
SECTION 8.07Non-Reliance on Agents and Other Lenders    83
SECTION 8.08Administrative Agent May File Proofs of Claim    83
ARTICLE IX

GUARANTEE

SECTION 9.01Guarantee of the Obligations    84
SECTION 9.02Payment or Performance by a Guarantor    84
SECTION 9.03Liability of Guarantors Absolute    84
SECTION 9.04Waivers by Guarantors    85
SECTION 9.05Guarantors’ Rights of Subrogation, Contribution, etc.    86
SECTION 9.06Subordination    86
SECTION 9.07Continuing Guarantee    86
SECTION 9.08Financial Condition of the Borrower    86
SECTION 9.09Reinstatement    87
SECTION 9.10Discharge of Guarantees    87
ARTICLE X

CARES ACT REQUIREMENTS
SECTION 10.01CARES Act Compliance    87
SECTION 10.02Dividends and Buybacks    87
SECTION 10.03Maintenance of Employment Levels    87
SECTION 10.04United States Business    88
SECTION 10.05Limitations on Certain Compensation    88
SECTION 10.06Continuation of Certain Air Service    88
SECTION 10.07Treasury Access    89
SECTION 10.08Additional Defined Terms    89
ARTICLE XI

MISCELLANEOUS
SECTION 11.01Notices; Public Information    90
SECTION 11.02Waivers; Amendments    92
SECTION 11.03Expenses; Indemnity; Damage Waiver    94
SECTION 11.04Successors and Assigns    95
SECTION 11.05Survival    98
SECTION 11.06Counterparts; Integration; Effectiveness; Electronic Execution    98
SECTION 11.07Severability    99
SECTION 11.08Right of Setoff    99
SECTION 11.09Governing Law; Jurisdiction; Etc    99
SECTION 11.10Waiver of Jury Trial    99
SECTION 11.11Headings    100
SECTION 11.12Treatment of Certain Information; Confidentiality    100
SECTION 11.13Money Laundering; Sanctions    100
SECTION 11.14Interest Rate Limitation    100
SECTION 11.15Payments Set Aside    101
SECTION 11.16No Advisory or Fiduciary Responsibility    101
SECTION 11.17Acknowledgement and Consent to Bail-In of EEA Financial Institutions    102

SCHEDULES

SCHEDULE 1.01(a)        Carrier Loyalty Programs
SCHEDULE 1.01(b)        Loyalty Program Agreements
SCHEDULE 1.01(c)        Loyalty Subscription Programs
SCHEDULE 3.05    ‑     Financial Statements
SCHEDULE 3.17    -    Subsidiaries
SCHEDULE 4.01(p)    -    Outstanding Loyalty Revenue Advance Transactions
SCHEDULE 5.14    -    Post-Closing Matters
SCHEDULE 6.05(i)    -    Restricted Payments
SCHEDULE 6.06    -    Investments
SCHEDULE 6.07    -    Affiliate Transactions

EXHIBITS

EXHIBIT A	‑ Assignment and Assumption

EXHIBIT B-1	‑ Form of U.S. Tax Compliance Certificate

EXHIBIT B-2	‑ Form of U.S. Tax Compliance Certificate

EXHIBIT B-3	‑ Form of U.S. Tax Compliance Certificate

EXHIBIT B-4	‑ Form of U.S. Tax Compliance Certificate

EXHIBIT C	Form of Note

EXHIBIT D	Form of Direct Agreement

EXHIBIT E	Form of Borrowing Request

v

LOAN AND GUARANTEE AGREEMENT dated as of September 29, 2020 (this “Agreement”), among JETBLUE AIRWAYS CORPORATION, a corporation organized under the laws of Delaware (the “Borrower” and the “Parent”, as applicable), the Guarantors party hereto from time to time, the UNITED STATES DEPARTMENT OF THE TREASURY (“Treasury”) and THE BANK OF NEW YORK MELLON as Administrative Agent and Collateral Agent.
WHEREAS, the Borrower has requested that the Initial Lender (as defined below) extend credit as is permissible under the Coronavirus Aid, Relief, and Economic Security Act, Pub. L. 116-136 (Mar. 27, 2020), as the same may be amended form time to time (the “CARES Act”) to the Borrower, and the Initial Lender is willing to do so on the terms and conditions set forth herein; and
WHEREAS, pursuant to Section 4003(h)(1) of the CARES Act, for purposes of the Code (as defined below) the Loans (as defined below) shall be treated as indebtedness and as having been issued for their aggregate stated principal amount, and the interest payable pursuant to Section 2.09(a) shall be treated as qualified stated interest.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS
SECTION 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Additional Collateral” shall mean (a) cash and Cash Equivalents pledged to the Collateral Agent for the benefit of the Secured Parties under the Security Documents (and subject to an account control agreement in form and substance satisfactory to the Appropriate Party), (b) airframes, aircraft, engines and Spare Parts, registered, habitually located, or located in a designated location, respectively, in the United States and that are eligible for the benefits of Section 1110 of the Bankruptcy Code, 11 U.S.C. § 1110 or otherwise acceptable to the Required Lenders (provided that any airframe must be less than 20 years old at the time of its designation as Additional Collateral), (c) Route Authorities for routes with at least one end point located in the United States and all Slots and Gate Leaseholds related from time to time thereto or otherwise acceptable to the Required Lenders, (d) real property, (e) ground support equipment, (f) flight simulators and (g) any other assets acceptable to the Required Lenders, and all of which assets shall (i) (other than Additional Collateral of the type described in clause (a)) be valued by a new Appraisal at the time the Parent designates such assets as Additional Collateral, (ii) as of any date of addition of such assets as Collateral, be subject, to the extent purported to be created by the applicable Security Document, to a perfected first priority Lien and/or mortgage (or comparable Lien), in favor of the Collateral Agent for the benefit of the Secured Parties and otherwise subject only to Permitted Liens (excluding those referred to in clause (4) of the definition of “Permitted Lien”), (iii) pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to security agreement(s) or mortgage(s), as applicable, in a form satisfactory to the Appropriate Party and (iv) at the time of their designation as Additional Collateral, be accompanied by a legal opinion in form satisfactory to the Appropriate Party; provided that, in accordance with Section 8.06, the Collateral Agent may designate a sub-agent to accept the security interest in any Additional Collateral for the benefit of the Secured Parties; provided further that, with respect to Additional Collateral of the type described in clauses (c), (d) and (g), the Borrower agrees to notify the Collateral Agent as promptly as practicable of any new categories of assets which are expected to be designated as Additional Collateral or any new jurisdictions in which any asset is to be secured or located; provided further that, with respect to Additional Collateral of the type described in clause (d), (e) or (f), (i) such assets are acceptable to the Required Lenders, (ii) the Borrower shall have delivered Appraisals acceptable in form and substance to the Required Lenders with respect to such assets, (iii) such assets are subject to a loan to value framework acceptable to the Required Lenders, (iv) such assets are pledged pursuant to documentation acceptable in form and substance to the Required Lenders and (v) the benefits of pledging such assets outweigh the associated cost, burden, difficulty or other consequences, as determined by the Required Lenders in their sole discretion.
“Adjusted LIBO Rate” means, as to any Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period divided by (b) one minus the Eurodollar Reserve Percentage.
“Administrative Account” means the account opened with the Administrative Agent in the name of the Initial Lender as notified to the Borrower and the Initial Lender, or such other account as the Administrative Agent shall advise the Borrower and each Lender from time to time.
“Administrative Agency Fee Letter” means any fee letter entered into between the Borrower, the Administrative Agent and the Collateral Agent, or with any successor administrative agent or collateral agent, in its capacity as administrative agent and in its capacity as collateral agent under any of the Loan Documents.
“Administrative Agent” means The Bank of New York Mellon, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by or otherwise acceptable to the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means any Person that directly or indirectly controls, is controlled by, or is under common control with, any other Person. For purposes of this definition, “control” of a Person shall mean having the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by ownership of voting equity, by contract, or otherwise.
“Agent Parties” has the meaning specified in Section 11.01(d)(ii).
“Agent Responsible Officer” means, when used with respect to an Agent, any vice president, assistant vice president, assistant treasurer or trust officer in the corporate trust and agency administration of the Agent or any other officer of the Agent customarily performing functions similar to those performed by any of the above-designated officers, and, in each case, who shall have direct responsibility for the administration of this Agreement and also means, with respect to a particular agency matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.
“Agents” means any of the Administrative Agent and the Collateral Agent.
“Agreement” has the meaning specified in introductory paragraph hereof.
“Air Carrier” has the meaning such term has under Section 40102 of Title 49, United States Code.
“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% and (c) the Adjusted LIBO Rate for a one-month term in effect on such day (taking into account any LIBO Rate floor under the definition of “Adjusted LIBO Rate”) plus 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or such Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or such Adjusted LIBO Rate, respectively.
“AML Laws” means (a) the USA Patriot Act of 2001 (Pub. L. No. 107-56), (b) the U.S. Money Laundering Control Act of 1986, as amended, (c) the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq., (d) Laundering of Monetary Instruments, 18 U.S.C. section 1956, (e) Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957, (f) the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations (Title 31 Part 103 of the US Code of Federal Regulations), or (g) any other applicable money laundering or financial recordkeeping Laws.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.
“Applicable Percentage” means, with respect to any Lender, the percentage of the total Outstanding Amount of Loans of all Lenders represented by the aggregate Outstanding Amount of Loans of such Lender at such time.
“Applicable Rate” means 2.75%.
“Appraisal” means any appraisal specifying a value in Dollars (and not a range of values), dated as of the delivery thereof, prepared by an Eligible Appraiser that certifies, at the time of determination, in reasonable detail the Appraised Value of Eligible Collateral; provided that any methodology, form of presentation and all assumptions must be acceptable to the Appropriate Party; provided further that the methodology, form of presentation and assumptions in the Appraisal delivered on the Closing Date pursuant to Section 4.01(i) shall be satisfactory for any subsequent Appraisal with respect to the same category and specific type of Eligible Collateral.
“Appraised Value” means, as of any date, (a) the specific value in Dollars (and not a range of values) of any property constituting Eligible Collateral (other than cash and Cash Equivalents) as reflected in the most recent Appraisal, (b) with respect to any cash pledged or being pledged at such time as Collateral, 160% of the face amount and (c) with respect to any Cash Equivalents pledged or being pledged at such time as Collateral, 100% of the fair market value thereof as determined by the Parent in accordance with customary financial market practices determined no earlier than 45 days prior to such date; provided that (i) if no Appraisal relating to such Eligible Collateral has been delivered to the Collateral Agent prior to such date, the Appraised Value of such Eligible Collateral shall be deemed to be zero and (ii) in the case of any such property consisting of ground support equipment, the Appraised Value shall be deemed to be 50% of the value set forth in the most recent Appraisal.
“Appropriate Party” means (i) while the Initial Lender holds any Commitment or Loan, the Initial Lender and (ii) if the Initial Lender is no longer a Lender, the Administrative Agent (acting at the direction of the Required Lenders).
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.
“Attributable Indebtedness” means, as of any date of determination, (a) in respect of any Capitalized Lease Obligations of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of Section 2.10.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by an applicable Resolution Authority in respect of any liability of any Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing Law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Benchmark” means, initially, USD LIBO Rate; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.10(a).
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Required Lenders for the applicable Benchmark Replacement Date:

(1)	the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)	the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3)
the sum of: (a) the alternate benchmark rate that has been selected by (y) so long as the Initial Lender is a Lender, the Initial Lender and (z) otherwise, the Required Lenders and the Borrower, in each case, as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Required Lenders in their reasonable discretion and such screen is administratively acceptable as determined by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)	for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Required Lenders:

(a)
the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)
the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)
for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by (y) so long as the Initial Lender is a Lender, the Initial Lender and (z) otherwise, the Required Lenders and the Borrower, in each case, for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar- denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Required Lenders in their reasonable discretion and such screen is administratively acceptable as determined by the Administrative Agent in its reasonable discretion; provided that, any such Benchmark Replacement Adjustment shall be administratively feasible as determined by the Administrative Agent in its reasonable discretion.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent (after consultation with the Required Lenders) decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent (after consultation with the Required Lenders) decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent (after consultation with the Required Lenders) determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent (after consultation with the Required Lenders) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). The Required Lenders shall cooperate in good faith with the Administrative Agent so that the Administrative Agent may determine such Benchmark Replacement Conforming Changes.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3)
in the case of an Early Opt-in Election, (y) so long as the Initial Lender is a Lender, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Administrative Agent and (z) otherwise, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Administrative Agent, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.10 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.10.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Blocked Account” means a deposit account in the name of a Credit Party noted as a Blocked Account on Schedule 2.1 (as supplemented from time to time) of the Pledge and Security Agreement that is, or is otherwise required under the terms thereof to be, subject to an agreement, in form and substance satisfactory to the Appropriate Party, establishing Control (as defined in the Pledge and Security Agreement) of such account by the Collateral Agent, and any replacement account thereof.
“Borrower” has the meaning specified in introductory paragraph hereof.
“Borrower Materials” has the meaning specified in Section 11.01(e).
“Borrowing” means a borrowing of Loans.
“Borrowing Request” means a request for a Borrowing in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

“Business Day” means any day on which Treasury and the Federal Reserve Bank of New York are both open for business that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions in such state are authorized or required by Law to close; provided that, when used in connection with a Loan, the term “Business Day” means any such day that is also a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.
“Capital Markets Offering” means any offering of “securities” (as defined under the Securities Act and, including, for the avoidance of doubt, any offering of pass-through certificates by any pass-through trust established by the Parent or any of its Subsidiaries) in (a) a public offering registered under the Securities Act, or (b) an offering not required to be registered under the Securities Act (including, without limitation, a private placement under Section 4(a)(2) of the Securities Act, an exempt offering pursuant to Rule 144A and/or Regulation S of the Securities Act and an offering of exempt securities).
“Capitalized Lease Obligations” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that all leases of such Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance of the ASU shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations for other purposes.
“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP as in effect on the Closing Date, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP; provided, further, that all leases of such Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance of the ASU shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations for other purposes.
“CARES Act” has the meaning specified in the preamble to this Agreement.
“Carrier Loyalty Programs” means the Loyalty Programs listed on Schedule 1.01(a) and any other Loyalty Program that is operated under a Trademark owned by any Credit Party, or that is otherwise operated, owned or controlled, directly or indirectly by, or principally associated with, any Credit Party or any of its Affiliates, as such program may be in effect from time to time, in each case whether now existing or established, arising or acquired in the future and including any successor program of such program. The term “Carrier Loyalty Program” shall include the provision, operation and promotion of such program.
“Cash Equivalents” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b)    investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 from S&P or at least P-2 from Moody’s;
(c)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000;
(d)    money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA and Aaa (or equivalent rating) by at least two Credit Rating Agencies and (iii) have portfolio assets of at least $5,000,000,000;
(e)    deposits available for withdrawal on demand with commercial banks organized in the United States having capital and surplus in excess of $100,000,000; and
(f)    other short-term liquid investments held by the Parent and the Subsidiaries as of the Closing Date in accordance with their normal investment policies and practices for cash management.
“CCR Certificate” has the meaning specified in Section 6.17(b).
“CCR Certificate Delivery Date” has the meaning specified in Section 6.17(b).
“CCR Reference Date” has the meaning specified in Section 6.17(b).
“CFC” means a controlled foreign corporation within the meaning of Section 957 of the Code.
“CFC Holdco” means any Domestic Subsidiary that has no material assets other than Equity Interests of one or more Foreign Subsidiaries that are CFCs.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrower and its

Subsidiaries, or if the Borrower is a direct or indirect Subsidiary of the Parent, the Parent and its Subsidiaries, taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)); (b) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Borrower or the Parent, as applicable, (measured by voting power rather than number of shares), other than (i) any such transaction where the Voting Stock of the Borrower or the Parent, as applicable, (measured by voting power rather than number of shares) outstanding immediately prior to such transaction constitutes or is converted into or exchanged for at least a majority of the outstanding shares of the Voting Stock of such Beneficial Owner (measured by voting power rather than number of shares), or (ii) the consummation of any merger or consolidation of the Borrower or the Parent, as applicable, with or into any Person (including any “person” (as defined above)) which owns or operates (directly or indirectly through a contractual arrangement) a Permitted Business (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case, if immediately after such transaction no Person (including any “person” (as defined above)) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of such Permitted Person (measured by voting power rather than number of shares); (c) if the Borrower is a direct or indirect Subsidiary of the Parent, the Parent ceasing to own, directly or indirectly, 100% of the Equity Interests of the Borrower; (d) the adoption of a plan relating to the liquidation or dissolution of the Borrower or the Parent or (e) the occurrence of a “change of control”, “change in control” or similar event under any Material Indebtedness of the Borrower, the Parent or any parent entity of the foregoing.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” has the meaning assigned to such term in the Pledge and Security Agreement.
“Collateral Account” means any of the Collection Account, the Blocked Account, the Payment Account and the Collateral Proceeds Account.
“Collateral Agent” means The Bank of New York Mellon, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.
“Collateral Cash Flow” means the funds that are deposited into a Collateral Account pursuant to the Direct Agreements or directly by a Credit Party.
“Collateral Coverage Ratio” means, as of any date of determination, the ratio of (i) the Appraised Value of the Eligible Collateral as of the date of the Appraisal most recently delivered pursuant to Section 5.16 (or in the case of cash and Cash Equivalents, as of such date of determination) to (ii) the aggregate principal amount of all Loans and Commitments outstanding as of such date; provided that for the purposes of calculating clause (i) above, (x) no more than 25% of the Appraised Value of the Eligible Collateral may correspond to ground support equipment and (y) any amounts held in the Blocked Account, Payment Account and Collateral Proceeds Account shall not be included; provided further that for the purposes of calculating clause (i) above, Loyalty Program Assets (other than any Loyalty Subscription Program) shall not be included unless (x) each Material Loyalty Program Agreement has and (y) Loyalty Program Agreements representing 90% of Loyalty Program Revenues (excluding revenues generated under any Loyalty Subscription Program) in the aggregate over the immediately preceding twelve (12) calendar month period then ended have, in each case, an expiration date that is at least six (6) months after the Maturity Date.
“Collateral Proceeds Account” means a deposit account in the name of the Borrower that is subject to an agreement in form and substance satisfactory to the Appropriate Party establishing Control (as defined in the Pledge and Security Agreement) of such account by the Collateral Agent.
“Collection Account” means that certain concentration account at Citibank, N.A. in the name of a Credit Party, and any replacement account, which, in each case, must be a segregated deposit account and subject at all times to an account control agreement in form and substance satisfactory to the Appropriate Party.
“Commitment” means, collectively, the Tranche A Commitments and the Tranche B Commitments, except as the context may require.
“Communications” has the meaning specified in Section 11.01(d)(ii).
“Competitor” means (i) any Person operating an Air Carrier or a commercial passenger air carrier business and (ii) any Affiliate of any Person described in clause (i) (other than any Affiliate of such Person as a result of common control by a Governmental Authority or instrumentality thereof and any Affiliate of such Person under common control with such Person which Affiliate is not actively involved in the management and/or operations of such Person).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contingent Payment Event” means any indemnity, termination payment or liquidated damages under a Loyalty Program Agreement.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings analogous thereto.
“Convertible Indebtedness” means Indebtedness of the Parent that is convertible into common Equity Interests of the Parent (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common Equity Interests).
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Credit Parties” means the Borrower and the Guarantors.
“Credit Rating” means a rating as determined by a Credit Rating Agency of the Parent’s non-credit-enhanced, senior unsecured long-term indebtedness.

“Credit Rating Agency” means a nationally recognized credit rating agency that evaluates the financial condition of issuers of debt instruments and then assigns a rating that reflects its assessment of the issuer’s ability to make debt payments.
“Currency” means miles, points or other units that are a medium of exchange constituting a convertible, virtual and private currency that is tradable property and that can be sold or issued to Persons.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Required Lenders in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Required Lenders may establish another convention in its reasonable discretion, subject to the determination by the Administrative Agent of the administrative feasibility of such convention.
“Debt Service Amount” means, as of any DSCR Determination Date or any other date of determination, the sum of all accrued interest on the Loans and any other Indebtedness secured by Liens on the Collateral in respect of the most recently ended DSCR Test Period.
“Debt Service Coverage Ratio” means, as of any DSCR Determination Date or any other date of determination, the ratio of (a) the aggregate amount of Collateral Cash Flow received during the relevant DSCR Test Period that has been deposited into a Collateral Account (and for the avoidance of doubt, excluding any amounts on deposit in a Collateral Account in respect of prior periods) to (b) the Debt Service Amount for such DSCR Test Period; provided, however, that for (i) the first calendar quarter ending after the Closing Date, such ratio shall be calculated for the one calendar quarter ending on such date, (ii) the second calendar quarter ending after the Closing Date, such ratio shall be calculated for the two calendar quarters ending on such date and (iii) the third calendar quarter ending after the Closing Date, such ratio shall be calculated for the three calendar quarters ending on such date.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate (before as well as after judgment) equal to the applicable interest rate plus 2.00% per annum.
“Direct Agreements” means those certain Loyalty Partner Direct Agreements entered into by and among the applicable Credit Party, the Collateral Agent, the Initial Lender and the applicable counterparty to the Material Loyalty Program Agreements, substantially in the form of Exhibit D hereto.
“Disposition” or “Dispose” means the sale, transfer (including through a plan of division), license, lease or other disposition of any property by any Person (including (i) any sale and leaseback transaction, any issuance of Equity Interests by a Subsidiary of such Person, (ii) with respect to Intellectual Property, any covenant not to sue, release, abandonment, lapse, forfeiture, dedication to the public or other similar disposition of Intellectual Property and (iii) with respect to any Personal Data, any deletion, de-identification, purging or other similar disposition of Personal Data), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Equity Interest” means any Equity Interest that, by its terms (or the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of the Parent or any Subsidiary or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States of America, any state thereof, or the District of Columbia.
“DOT” means the U.S. Department of Transportation.
“DSCR Determination Date” means the fifth Business Day following the last day of each March, June, September and December (beginning with December 2020).
“DSCR Test Period” means, at any DSCR Determination Date or other date of determination, the period of twelve (12) calendar months ending on the last day of the calendar month ending immediately prior to such date.
“DSCR Trigger Event” has the meaning specified in Section 6.17(c)(ii).
“Early Opt-in Election” means, if the then-current Benchmark is USD LIBO Rate, the occurrence of:

(1)
(x) so long as the Initial Lender is a Lender, the Initial Lender and (y) otherwise, the Required Lenders, in each case notifying to the Administrative Agent that the Initial Lender or the Required Lenders have determined that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)	(x) so long as the Initial Lender is a Lender, the election by the Initial Lender and (y) otherwise, the joint election by the Required Lenders and the Borrower to trigger a fallback from USD LIBO Rate and, in each case, the provision to the Administrative Agent and the other Lenders of written notice of such election.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Appraiser” means (a) with respect to aircraft or engines: Morten Beyer & Agnew, International Bureau of Aviation, Ascend Worldwide Group, ICF International Inc., BK Associates, Inc., Aircraft Information Services Inc., AVITAS, Inc., PAC Appraisal Inc., Aviation Specialists Group, Aviation Asset Management Inc. or IBA Group Ltd., (b) with respect to slots, gates or routes: Morten Beyer & Agnew, ICF International Inc., PAC Appraisal Inc. or BK Associates, Inc., (c) with respect to parts, Morten Beyer & Agnew, ICF International Inc., Sage-Popovich, Inc., PAC Appraisal Inc., Aviation Asset Management Inc. or Alton Aviation Consultancy LLC, (d) with respect to any other type of property, Deloitte & Touche LLP, Andersen Tax LLC, BBC Aviation Enterprises Aviation Advisors Group, LLC, PricewaterhouseCoopers, CBRE Group Inc. and Jones Lang LaSalle Incorporated, and (e) any independent appraisal firm appointed by the Borrower and acceptable to the Appropriate Party.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.04(b)(iii), 11.04(b)(v) and 11.04(b)(vi) (subject to such consents, if any, as may be required under Section 11.04(b)(iii)); provided that no Competitor shall be an Eligible Assignee.
“Eligible Collateral” means, as of any date, all Collateral on which the Collateral Agent has, as of such date, to the extent purported to be created by the applicable Security Document, a valid and perfected first priority Lien and/or mortgage (or comparable Lien) for the benefit of the Secured Parties and which is otherwise subject only to Permitted Liens and satisfies the requirements set out in the Loan Documents for such type of Collateral.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions, including all common law, relating to pollution or the protection of health, safety or the environment or the release of any materials into the environment, including those related to Hazardous Materials, air emissions, discharges to waste or public systems and health and safety matters.
“Environmental Liability” means any liability or obligation, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly, resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or permitting or arranging for the disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, as to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination (other than Convertible Indebtedness or any other debt security that is convertible into or exchangeable for Equity Interests of such Person and the Warrants).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Credit Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the failure by any Credit Party or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules; (c) the incurrence by any Credit Party or any ERISA Affiliate of any liability pursuant to Section 4063 or 4064 of ERISA or a cessation of operations with respect to a Pension Plan within the meaning of Section 4062(e) of ERISA; (d) a complete or partial withdrawal by any Credit Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or insolvent (within the meaning of Title IV of ERISA); (e) the filing of a notice of intent to terminate a Pension Plan under, or the treatment of a Pension Plan amendment as a termination under, Section 4041 of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the determination that any Pension Plan is in at-risk status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the imposition or incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Credit Party or any ERISA Affiliate; (j) the engagement by any Credit Party or any ERISA Affiliate in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; (k) the imposition of a lien upon any Credit Party pursuant to Section 430(k) of the Code or Section 303(k) of ERISA; or (l) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). The Adjusted LIBO Rate for each outstanding Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.
“Event of Default” has the meaning specified in Article VII.
“Excluded Assets” has the meaning assigned to such term in the Pledge and Security Agreement.
“Excluded Subsidiary” means any Subsidiary of the Parent that (i) is not wholly-owned, directly or indirectly, by the Parent, (ii) is a captive insurance company, (iii) is an Immaterial Subsidiary, (iv) is a Receivables Subsidiary or (v) is a Foreign Subsidiary or a CFC Holdco existing on the Closing Date; provided that, notwithstanding the foregoing, a Subsidiary will not be an Excluded Subsidiary if it (x) owns assets of the type that would be included in the Collateral, (y) owns individually, or in the aggregate with other Subsidiaries (including any Subsidiary that would otherwise qualify as an Excluded Subsidiary), a majority of the Equity Interests of any Subsidiary that owns any assets of the type that would be included in the Collateral or is party to any agreements that constitute (or would constitute) Collateral or (z) guarantees Material Indebtedness of the Parent or any of its Subsidiaries (other than any acquired Subsidiary that guarantees assumed Indebtedness of a Person acquired pursuant to an acquisition permitted under this Agreement that is existing at the time of such acquisition or investment; provided that such Indebtedness was not created in contemplation of or in connection with such acquisition and the amount of such Indebtedness is not increased).
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loans (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(g) and (d) any withholding Taxes imposed under FATCA.
“Export Control Laws” means any applicable export control Laws including the International Traffic in Arms Regulations (22 C.F.R. 120 et seq.) and the Export Administration Regulations (15 C.F.R. 730 et seq.).
“FAA” means the United States Federal Aviation Administration and any successor thereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FCPA” has the meaning specified in Section 3.15(b).
“Federal Funds Effective Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Finance Entity” means any Person created or formed by or at the direction of the Parent or any of its Subsidiaries for the purpose of financing aircraft and aircraft related assets and related pre-delivery payment obligations of Parent or such Subsidiaries that; provided, that, such (i) Person holds no material assets other than the aircraft or aircraft related assets to be financed or assets pursuant to which related pre-delivery payment obligations arise, (ii) financing is in the ordinary course of business of the Parent and its Subsidiaries or otherwise customary for airlines based in the United States and (iii) Person holds no assets constituting, or otherwise intended to be included in, Collateral.
“Financial Officer” means, as to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.
“Fitch” means Fitch Ratings and any successor to its rating agency business.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBO Rate. As of the Closing Date, the Floor shall be 0%.
“Foreign Lender” means any Lender that is not a U.S. Person.
“Foreign Plan” means any employee pension benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Parent or any Subsidiary with respect to employees employed outside the United States (other than any governmental arrangement).
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.
“GAAP” means, subject to Section 1.03, United States generally accepted accounting principles as in effect from time to time; provided that if at any time any change in GAAP would affect the computation of any financial ratio or financial requirement, or compliance with any covenant, set forth in any Loan Document, the Required Lenders and the Borrower will negotiate in good faith to amend such ratio, requirement or covenant to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that until so amended, (a) such ratio, requirement or covenant will continue to be computed in accordance with GAAP prior to such change therein and (b) the Borrower will provide to the Administrative Agent and the Lenders reconciliation statements to the extent requested.
“Gate Leasehold” has the meaning assigned to such term in the Pledge and Security Agreement.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guaranteed Obligations” has the meaning specified in Section 9.01.
“Guarantor” means each Guarantor listed on the signature page to this Agreement and any other Person that Guarantees the Obligations under this Agreement and any other Loan Document.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and other substances or wastes of any nature regulated under or with respect to which liability or standards of conduct are imposed pursuant to any Environmental Law.
“Immaterial Subsidiaries” means one or more Subsidiaries, for which (a) the assets of all such Subsidiaries constitute, in the aggregate, no more than 7.50% of the total assets of the Parent and its

Subsidiaries on a consolidated basis (determined as of the last day of the most recent fiscal quarter of Parent for which financial statements are available), and (b) the revenues of all such Subsidiaries account for, in the aggregate, no more than 7.50% of the total revenues of the Parent and its Subsidiaries on a consolidated basis for the four (4) fiscal quarter period ending on the last day of the most recent fiscal quarter of Parent for which financial statements are available; provided that (x) a Subsidiary will not be an Immaterial Subsidiary if it (i) directly or indirectly guarantees, or pledges any property or assets to secure, any Obligations, (ii) owns any assets of the type that are intended to be included in the Collateral or is party to any agreements that constitute (or would constitute) Collateral or (iii) owns a majority of the Equity Interests of any Subsidiary that owns any assets of the type that are intended to be included in the Collateral or is counterparty to any agreements with a Loyalty Program Participant that constitute (or would constitute) Collateral, and (y) the Borrower shall not be an Immaterial Subsidiary.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under (i) letters of credit (including standby and commercial), bankers’ acceptances and bank guaranties and (ii) surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all Attributable Indebtedness;
(g)    all obligations of such Person in respect of Disqualified Equity Interests; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Indebtedness of any Person for purposes of clause (e) that is expressly made non-recourse or limited-recourse (limited solely to the assets securing such Indebtedness) to such Person shall be deemed to be equal to the lesser of (i) the aggregate principal amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 11.03(b).
“Information” has the meaning specified in Section 11.12.
“Initial Lender” means Treasury or its designees (but, for the avoidance of doubt, excluding any assignee of the Loans).
“Intellectual Property” has the meaning assigned to such term in the Pledge and Security Agreement.
“Interest Payment Date” means the first Business Day following the 14th day of each March, June, September and December (beginning with September 15, 2021), and the Maturity Date.
“Interest Period” means, as to any Borrowing, (a) for the initial Interest Period, the period commencing on the date of such Borrowing and ending on the next succeeding Interest Payment Date and (b) for each Interest Period thereafter, the period commencing on the last day of the next preceding Interest Period and ending on the next succeeding Interest Payment Date.
“International Registry” has the meaning assigned to such term in the Pledge and Security Agreement.
“Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the rate as displayed on the Bloomberg “LIBOR01” screen page (or any successor or replacement screen on such service; in each case the “Screen Rate”) for the longest period (for which that Screen Rate is available) that is shorter than three (3) months and (b) the Screen Rate for the shortest period (for which that Screen Rate is available) that is equal to or exceeds three (3) months, in each case, at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs Indebtedness of the type referred to in clause (h) of the definition of “Indebtedness” in respect of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in case by such Person with respect thereto.
“IP Licenses” has the meaning assigned to such term in the Pledge and Security Agreement.

“IRS” means the United States Internal Revenue Service.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“IT Systems” has the meaning specified in Section 3.27.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lenders” means the Initial Lender and any other Person that shall have become party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“LIBO Rate” means, the greater of (a) the rate appearing on the Bloomberg “LIBOR01” screen page (or any successor or replacement screen on such service) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity of three (3) months; provided that (i) if such rate is not available at such time for any reason, then the “LIBO Rate” shall be the Interpolated Rate, and (ii) if the Interpolated Rate is not available (except as set forth in Section 2.10), the “LIBO Rate” shall be the LIBO Rate for the immediately preceding Interest Period, two (2) Business Days prior to the commencement of such Interest Period and (b) 0%.
“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, any option or other agreement to sell or give a security interest in an asset, or preference, priority, or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Liquidity” means the sum of (i) all unrestricted cash and Cash Equivalents of Parent and its Subsidiaries, (ii) cash or Cash Equivalents of the Parent and its Subsidiaries restricted in favor of the Obligations or in connection with the Payroll Support Program Agreement (other than any amounts held in the Blocked Account, Payment Account and Collateral Proceeds Account), (iii) the aggregate principal amount committed and available to be drawn by the Parent and its Subsidiaries (taking into account all borrowing base limitations or other restrictions) under all revolving credit facilities of the Parent and its Subsidiaries, (iv) any remaining aggregate principal amount committed and available to be drawn (taking into account any applicable restrictions) by the Parent and its Subsidiaries in respect of the Loans and (v) the scheduled net proceeds (after giving effect to any expected repayment of existing Indebtedness using such proceeds) of any Capital Markets Offering of the Parent or any of its Subsidiaries that has priced but has not yet closed (until the earliest of the closing thereof, the termination thereof without closing or the date that falls five (5) Business Days after the initial scheduled closing date thereof).

“Loan” means, collectively, the Tranche A Loans and the Tranche B Loans, except as the context may require.
“Loan Application Form” means the application form and any related materials submitted by the Borrower to the Initial Lender in connection with an application for the Loans under Division A, Title IV, Subtitle A of the CARES Act.
“Loan Documents” means, collectively, this Agreement, any Security Document, any promissory notes issued pursuant to Section 2.11(b) and any other documents entered into in connection herewith (including an Administrative Agency Fee Letter, if any).
“Loyalty Program” means (a) any frequent flyer program, co-branded card program or any other program (whether now existing or established, arising or acquired in the future) that grants members in such program or co-branded cardholders Currency based on such member’s or co-branded cardholder’s purchasing or other behavior and that entitles a member or co-branded cardholder to accrue, redeem or otherwise exploit such Currency for a benefit or reward, including flights, priority access, lounge or “club” access, discounts, upgrades (including in seat or class) or other goods or services or (b) any Loyalty Subscription Program.
“Loyalty Program Agreement” means each contract, agreement, transaction or other undertaking described on Schedule 1.01(b) and any other current or future contract, agreement, transaction or other undertaking between any Credit Party (or any of its Affiliates, as applicable) and a Loyalty Program Participant entered into connection with any Carrier Loyalty Program, including any card marketing agreement with respect to credit cards co-branded by a Credit Party and a Loyalty Program Participant and any card network agreement, and any amendment, supplement or modification thereto, but excluding all reciprocal passenger Currency accrual and redemption agreements with other Air Carriers.
“Loyalty Program Assets” has the meaning assigned to such term in the Pledge and Security Agreement.
“Loyalty Program Data” means all data (whether or not constituting Personal Data) Processed in connection with, or generated or produced in the course of the operation of, any Carrier Loyalty Program, but, with respect to Personal Data, solely to the extent Processed, generated or produced regarding Loyalty Program Members as Loyalty Program Members, including all such data consisting of (a) a list of all Loyalty Program Members and (b)data concerning each Loyalty Program Member as a member of any of the Carrier Loyalty Programs, including such Loyalty Program Member’s (i) name, mailing address, email address, date of birth, gender and phone number and other identifiers, (ii) communication and promotion opt-ins and opt-outs, (iii) financial information and transaction histories, (iv) total miles and awards, (v) third-party engagement history and customer experience, (vi) accrual and redemption activity, (vii) member tier and status designations and member tier and status activity and qualifications, (viii) internet or network activity (including information regarding interaction with a website), (ix) profile preferences, (x) login information, (xi) Loyalty Program Member spend activity, (xii) geolocation data and (xiii) any inferences drawn or enrichments created from any of the foregoing. Loyalty Program Data also includes any Proceeds relating to any of the foregoing (other than any such Proceeds to the extent arising from a Credit Party’s non-Loyalty Program operations). For the avoidance of doubt, the definition of “Loyalty Program Data” does not impose an obligation on any Credit Party to collect any data inconsistent with its past or current practices.

“Loyalty Program Intellectual Property” has the meaning assigned to such term in the Pledge and Security Agreement.
“Loyalty Program Member” means, as of any date, any individual who is an applicant or member of any Carrier Loyalty Program (or a legal guardian of such applicant or member).
“Loyalty Program Participant” means (a) a financial institution or other Person that is a party to any card agreement with a Credit Party or (b) any other Person (i) to which a Credit Party or any of its Affiliates sells, leases or otherwise transfers Currency in connection with any Carrier Loyalty Program, including partner airline, co-branded card, hotel and car rental partners, (ii) that provides goods, services or other consideration to Loyalty Program Members in exchange for, or redemption of, Currency or (iii) that, in connection with the provision of goods, services or other consideration by such Person to Loyalty Program Members or the use of the services of such Person by Loyalty Program Members, such Person offers Currency to such Loyalty Program Members or provides any Credit Party (or any Affiliate thereof) with sufficient information so that such Credit Party (or any Affiliate thereof) may post Currency to such Loyalty Program Members’ accounts.
“Loyalty Program Revenue” means all payments received by, or otherwise required to be paid to, the Credit Parties (and their Affiliates), and all other amounts the Credit Parties are entitled to, under the Loyalty Program Agreements and any Loyalty Subscription Program.
“Loyalty Revenue Advance Transaction” means (i) any Pre-paid Currency Purchase or (ii) any other transaction between any Credit Party and a counterparty to a Loyalty Program Agreement providing for the advance of cash that is expected to be paid from or set off against future payments otherwise required to be made by the counterparty to such Credit Party.
“Loyalty Subscription Program” means any program (whether now existing or established, arising or acquired in the future) that grants members in such program access to discounted goods or services in exchange for a periodic cash payment. The Loyalty Subscription Programs in existence as of the Closing Date are listed on Schedule 1.01(c) of this Agreement.
“Margin Stock” means margin stock within the meaning of Regulations T, U and X.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole; or (b) a material adverse effect on (i) the ability of the Borrower or any Credit Party to perform its Obligations, (ii) the legality, validity, binding effect or enforceability against the Borrower or any Credit Party of any Loan Document to which it is a party or the validity, perfection and first priority of the Liens on the Collateral in favor of the Collateral Agent taken as a whole or with respect to a substantial portion of the Collateral, (iii) the rights, remedies and benefits available to, or conferred upon, the Lenders or the Agents under any Loan Documents, (iv) the ability of the Borrower or any Credit Party to perform its obligations under any Material Loyalty Program Agreement, (v) the legality, validity, binding effect or enforceability against the Borrower or any Credit Party of any Material Loyalty Program Agreement or (vi) the business and operations of any Carrier Loyalty Program, in each case, taken as a whole; provided that the impacts of the COVID-19 disease outbreak will be disregarded for purposes of clauses (a) and (b)(vi) of this definition to the extent (i) publicly disclosed in any SEC filing of the Parent or otherwise provided to the Initial Lender prior to the Closing Date and (ii) the scope of such adverse effect is no greater than that which has been disclosed as of the Closing Date.

“Material Indebtedness” means Indebtedness of the Parent or any of its Subsidiaries (other than the Loans) outstanding under the same agreement in a principal amount exceeding $50,000,000.
“Material Loyalty Program Agreements” means (a) each Loyalty Program Agreement identified as a Material Loyalty Program Agreement as set forth on Schedule 1.01(b), as updated from time to time pursuant to the terms of the Pledge and Security Agreement and (b) any other Loyalty Program Agreements between a Credit Party and a Loyalty Program Participant such that, at all times, the Credit Parties have identified to Lender Loyalty Program Agreements then in full force and effect and generating not less than 90% of aggregate Loyalty Program Revenue (excluding revenues generated under any Loyalty Subscription Program).
“Material Modification” means any amendment or waiver of, or modification or supplement to, any term or condition of a Loyalty Program Agreement agreed to, executed or effected on or after the Closing Date, which:
(a)    extends, waives, delays or contractually or structurally subordinates one or more payments due to any Credit Party with respect to such Loyalty Program Agreement;
(b)    reduces the rate or amount of payments due to any Credit Party with respect to such Loyalty Program Agreement or reduces the frequency or timing of payments due to any Credit Party;
(c)    gives any Person other than Credit Parties party to such Loyalty Program Agreement additional or improved termination rights with respect to such Loyalty Program Agreement;
(d)    shortens the term of such Loyalty Program Agreement (other than in connection with the replacement of such Loyalty Program Agreement with another Loyalty Program Agreement on terms at least as favorable to the Lenders, as determined by the Appropriate Party in its reasonable discretion (or in the case of the Initial Lender, its sole discretion)) or expands or improves any counterparty’s rights or remedies following a termination;
(e)    limits, or requires or results in the limitation of (x) the right or ability of any Credit Party, any of its Affiliates, any of its or their successors or assigns or the Collateral Agent to, or to authorized others to, use, exploit, share or transfer the Loyalty Program Intellectual Property or the IP Licenses included in the Collateral (other than third-party Intellectual Property that ceases to be required or useful for the conduct of any Carrier Loyalty Program as currently conducted and as currently contemplated to be conducted) or (y) the right or ability of any Credit Party, any of its Affiliates, any of its or their successors or assigns or the Collateral Agent to, or to authorized others to, Process any Loyalty Program Data, including such amendment, waiver, modification or supplement that removes or narrows, or requires or results in the removal or narrowing of any disclosure to individuals existing as of the date hereof regarding the potential future transfer, sharing or disclosure of Loyalty Program Data, in each case other than pursuant to a change required under applicable Law; or
(f)    imposes new financial obligations on any Credit Party under such Loyalty Program Agreement, in each case, to the extent such amendment, waiver, modification or supplement would reasonably be expected to (1) be materially adverse to the Lenders or any Secured Party (as defined in the Pledge and Security Agreement) or (2) result in a Material Adverse Effect;

provided that any amendment to a Loyalty Program Agreement that (i) shortens the scheduled maturity or term thereof (other than changes that are permitted under (d) above), (ii) amends, modifies or otherwise changes the calculation or rate of fees, expenses, guarantee payments or termination payments due and owing thereunder, including changes to interchange rates, in each case as defined in the applicable Loyalty Program Agreement and any other term related to the calculation of fees related to the purchase of the applicable Currency, and in a manner materially reducing the amount owed to the Credit Parties, (iii) changes the contractual subordination of payments thereunder in a manner materially adverse to the Lenders, reduces the frequency of payments thereunder or permits payments due to the applicable Credit Parties to be deposited to an account other than the Collection Account, (iv) changes the amendment standards applicable to such Loyalty Program Agreement in a manner that would reasonably be expected to result in a Material Adverse Effect, (v) materially impairs the rights of the Collateral Agent or the Initial Lender to enforce or consent to amendments to any provisions of a Loyalty Program Agreement in accordance therewith, or (vi) constitutes an action set forth in clause (e) shall be deemed to result in a Material Adverse Effect and shall be considered a Material Modification.

“Material Subsidiary” means any Subsidiary that is not an Immaterial Subsidiary.
“Maturity Date” means the date that is five (5) years after the Closing Date (except that, if such date is not a Business Day, the Maturity Date shall be the preceding Business Day); provided that to the extent either (x) any Material Loyalty Program Agreement (other than Material Loyalty Program Agreements that have been replaced as permitted under this Agreement) or (y) Loyalty Program Agreements representing 90% of Loyalty Program Revenues (excluding revenues generated under any Loyalty Subscription Program) in the aggregate over the immediately preceding twelve (12) calendar month period then ended, in each case, expires prior to such date, the Maturity Date shall be the date that is six (6) months prior to the earliest such expiration date.
“Maximum Rate” has the meaning specified in Section 11.14.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Credit Party or any ERISA Affiliate makes or is obligated to make contributions, during the preceding five (5) plan years has made or been obligated to make contributions, or has any liability.
“Multiple Employer Plan” means a Plan with respect to which any Credit Party or any ERISA Affiliate is a contributing sponsor, and that has two (2) or more contributing sponsors at least two (2) of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Proceeds” means in connection with any Disposition, Recovery Event or Contingent Payment Event, the aggregate cash and Cash Equivalents received by the Parent or any of its Subsidiaries in respect of a Disposition of Collateral (including, without limitation, any cash or Cash Equivalents received in respect of or upon the Disposition of any non-cash consideration received in any such Disposition of Collateral) or Recovery Event or Contingent Payment Event, net of the direct costs and expenses relating to such Disposition and incurred by the Parent or a Subsidiary (including the sale or disposition of such non-cash consideration) or any such Recovery Event or Contingent Payment Event, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Disposition, Recovery Event or Contingent Payment Event, taxes paid or reasonably estimated to be payable as a result of the Disposition, Recovery Event or Contingent Payment Event, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 11.02 and (b) has been approved by the Required Lenders.
“Note” means the promissory note executed by the Borrower pursuant to Section 2.11(b).
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, each Credit Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or required to be performed, or to become due or to be performed, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by the Borrower or any other Credit Party under any Loan Document, (b) the obligation of any Credit Party to reimburse any amount in respect of any of the foregoing that the Lenders, in each case in their sole discretion, may elect to pay or advance on behalf of any Credit Party and (c) the obligation of any Credit Party or any of its Subsidiaries to take any action or refrain from taking any action as required by the covenants and other provisions contained in this Agreement and any other Loan Document.
“Obligee Guarantor” has the meaning specified in Section 9.06.
“Organizational Documents” means (a) as to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) as to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement and (c) as to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loans or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)).
“Outstanding Amount” means, with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.
“Parent” has the meaning specified in introductory paragraph hereof.
“Participant” has the meaning specified in Section 11.04(d).
“Participant Register” has the meaning specified in Section 11.04(d).
“Payment Account” has the meaning specified in Section 5.20(b).
“Payment Event” means (a), the Debt Service Coverage Ratio with respect to any DSCR Determination Date is less than or equal to 1.50 to 1.00 (including if the Debt Service Coverage Ratio is less than or equal to 1.25 to 1.00), or (b) an Event of Default or Term Trigger Event has occurred. A Payment Event shall be deemed continuing until (i) with respect to clause (a), the Debt Service Coverage Ratio is greater than 1.50 to 1.00 on a DSCR Determination Date or (ii) such Event of Default or Term Trigger Event shall no longer be continuing.
“Payroll Support Program Agreement” means that certain Payroll Support Program Agreement dated as of April 23, 2020, between the Borrower and Treasury.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA (as modified by the CARES Act) regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan, but excluding a Multiemployer Plan) that is maintained or is contributed to by any Credit Party or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Perfection Requirement” has the meaning specified in the Pledge and Security Agreement.
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Parent’s common Equity Interests purchased by the Parent in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction does not exceed the net proceeds received by the Parent from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Business” means any business that is the same as, or reasonably related, ancillary, supportive or complementary to, the business in which the Parent and its Subsidiaries are engaged on the date of this Agreement.
“Permitted Liens” means:
(1)Liens created for the benefit of (or to secure the payment and performance of) the Obligations or any Guaranteed Obligations;
(2)    Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
(3)    Liens imposed by law, including carriers’, vendors’, materialmen’s, warehousemen’s, landlord’s, mechanics’ repairmen’s, employees’ or other like Liens, in each case, incurred in the ordinary course of business;
(4)    Liens arising by operation of law in connection with judgments, attachments or awards which do not constitute an Event of Default hereunder;
(5)    (A) any overdrafts and related liabilities arising from treasury, netting, depository and cash management services or in connection with any automated clearing house transfers of funds, in each case as it relates to cash or Cash Equivalents, if any, and (B) Liens arising by operation of law or that are contractual rights of set-off in favor of the depository bank or securities intermediary in respect of any deposit or securities accounts pledged in favor of the Collateral Agent; provided that, such Liens shall be subordinated to the Liens securing the Obligations (other than the Liens relating to amounts and indemnities owed in connection with the maintenance of such account);
(6)    [reserved];
(7)    [reserved];
(8)    to the extent applicable, salvage or similar rights of insurers, in each case as it relates to Collateral;
(9)    any licenses or sublicenses (x) granted on a non-exclusive basis to customers or service providers in the ordinary course of business or to business partners in the ordinary course of business in a manner and subject to terms consistent with past practice or (y) granted pursuant to any Loyalty Program Agreement in full force and effect as of the Closing Date, any successor agreement thereto or any new Loyalty Program Agreement, in each case that is included in the Collateral (provided that any such grant pursuant to such new or successor agreement is made in the ordinary course of business in a manner and subject to terms substantially similar with those of the predecessor Loyalty Program Agreement or with any Loyalty Program Agreement in full force and effect as of the Closing Date, as the case may be);
(10)    to the extent constituting Liens on Collateral, Dispositions permitted pursuant to Section 6.04 (b), (d)(2), (e), (f) or (h); and
(11)    Liens expressly permitted by the Pledge and Security Agreement.

“Permitted Refinancing” means with respect to any Person, any refinancings, renewals, or extensions of any Indebtedness of such Person so long as: (a) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto; (b) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Lenders; (c) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness; (d) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended and (e) to the extent the Indebtedness that is refinanced, renewed, or extended is unsecured, the Indebtedness resulting from such refinancing, renewal or extension must be unsecured.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Personal Data” means any information or data that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular consumer or household, or any other data or information that constitutes personal data, personally identifiable information, personal information or a similar defined term under any Privacy Law or any policy of a Credit Party or any of its Affiliates relating to privacy or the Loyalty Program Data.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of the Parent or any Subsidiary, or any such plan to which the Parent or any Subsidiary is required to contribute on behalf of any of its employees or with respect to which any Credit Party has any liability.
“Platform” means Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic transmission system.
“Pledge and Security Agreement” means the Pledge and Security Agreement executed and delivered by the Borrower and each Guarantor on the Closing Date in form and substance acceptable to the Initial Lender and the Collateral Agent, as it may be amended, supplemented, restated or otherwise modified from time to time. For the avoidance of doubt, the terms of the “Pledge and Security Agreement” shall include the terms of all Applicable Annexes (as defined in the Pledge and Security Agreement).
“Pre-paid Currency Purchases” means the sale, lease or other transfer by any Credit Party or any Subsidiary of a Credit Party of pre-paid Currency to a counterparty of a Loyalty Program Agreement.
“Prepayment Notice” means a notice by the Borrower to prepay Loans, which shall be in such form as the Appropriate Party may approve.

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Required Lenders) or any similar release by the Federal Reserve Board (as determined by the Required Lenders). Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.
“Privacy Law” means all Applicable Laws worldwide relating to the Processing, privacy or security of Personal Data and all regulations issued thereunder, including, to the extent applicable, the EU General Data Protection Regulation (EU) 2016/679 (and all Laws implementing it), Section 5 of the Federal Trade Commission Act, the California Consumer Privacy Act, the Children’s Online Privacy Protection Act, Title V, Subtitle A of the Gramm-Leach-Bliley Act, 15 U.S.C. 6801 et seq. (and the rules and regulations promulgated thereunder), state data breach notification Laws, state data security Laws, and any Law concerning requirements for website and mobile application privacy policies and practices, or any outbound communications (including e-mail marketing, telemarketing and text messaging), tracking and marketing.
“Proceeds” means “proceeds,” as defined in Article 9 of the UCC.
“Processed”, “Processing” or “Process”, with respect to data (including Loyalty Program Data), means collected, accessed, recorded, acquired, stored, organized, altered, adapted, retrieved, disclosed, used, disposed, erased, disclosed, destructed, transferred or otherwise processed; in each case, whether or not by automated means.
“PSP Warrant Agreement” means that certain warrant agreement, dated as of April 23, 2020 between JetBlue Airways Corporation and Treasury.
“Public Lender” has the meaning specified in Section 11.01(e).
“Receivables Subsidiary” means (x) a Wholly-Owned Subsidiary of the Parent formed for the purpose of and which engages in no activities other than in connection with the financing or securitization of accounts receivables (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (1) is guaranteed by the Parent by any Subsidiary of the Parent, and excluding any guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings, (2) is recourse to or obligates the Parent or any Subsidiary of the Parent in any way other than pursuant to Standard Securitization Undertakings or (3) subjects any property or asset of the Parent or any Subsidiary of the Parent (other than accounts receivable and related assets) or any property or asset of the type that is intended to be include in the Collateral, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Parent nor any Subsidiary of the Parent (other than another Receivables Subsidiary) has any material contract, agreement, arrangement or understanding (other than pursuant to the related financing of accounts receivable) other than on terms no less favorable to the Parent or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent and (c) with which neither the Parent nor any Subsidiary of the Parent has any obligation to maintain or preserve such Subsidiary’s financial condition, other than a minimum capitalization in customary amounts, or to cause such Subsidiary to achieve certain levels of operating results or (y) any Subsidiary of a Receivables Subsidiary. For the avoidance of doubt, the Parent and any

Subsidiary of the Parent may enter into Standard Securitization Undertakings for the benefit of a Receivables Subsidiary.
“Recipient” means (a) the Administrative Agent, (b) the Collateral Agent or (c) any Lender, as applicable.
“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any Collateral or any Event of Loss (as defined in the Pledge and Security Agreement).
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBO Rate, the time determined by the Required Lenders in their reasonable discretion, provided that such time is determined to be administratively feasible by the Administrative Agent.
“Register” has the meaning specified in Section 11.04(c).
“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30)-day notice period has been waived.
“Required Filings” shall have the meaning specified in the Pledge and Security Agreement.
“Required Lenders” means, at any time, Lenders having Loans representing more than 50% of the aggregate Outstanding Amount of Loans of all Lenders at such time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means (a) the chief executive officer, president, executive vice president or a Financial Officer of the Borrower or such Credit Party, as applicable, (b) solely for purposes of the delivery of incumbency certificates and certified Organizational Documents and resolutions pursuant to Section 4.01, any vice president, secretary or assistant secretary of the Borrower or such Credit Party and (c) solely for purposes of Borrowing Requests, prepayment notices and notices for Commitment terminations or reductions given pursuant to Article II, any other officer or employee of the Borrower so designated from time to time by one of the officers described in clause (a) in a notice to the Administrative Agent (together with evidence of the authority and capacity of each such Person to so act in form and substance satisfactory to the Administrative Agent). Any document delivered hereunder that is signed by a Responsible Officer of the a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to such Person’s shareholders, partners or members (or the equivalent Persons thereof).
“Route Authority” has the meaning assigned to such term in the Pledge and Security Agreement.
“S&P” means S&P Global Ratings, and any successor to its rating agency business.
“Sanctioned Country” has the meaning specified in Section 3.15(a).
“Sanctioned Person” has the meaning specified in Section 3.15(a).
“Sanctions” has the meaning specified in Section 3.15(a).
“Screen Rate” has the meaning specified in the definition of the term “Interpolated Rate”.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Parties” has the meaning assigned to such term in the Pledge and Security Agreement.
“Securities Act” means the Securities Act of 1933, as amended.
“Security Document” means the Pledge and Security Agreement and any security or pledge agreement, mortgage, hypothecation or other agreement, instrument or document relating to collateral for the Loans (including any short form agreements, supplements, control agreements, collateral access agreements and registrations executed or made) that may exist at any time and from time to time, as amended from time to time.
“Slot” has the meaning assigned to such term in the Pledge and Security Agreement.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. For the avoidance of doubt, a Person shall not fail to be Solvent on any date solely as a result of such person’s audit having a “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of such audit solely due to the COVID-19 disease outbreak.
“Spare Parts” has the meaning assigned to such term in the Pledge and Security Agreement.
“Standard Securitization Undertakings” means all representations, warranties, covenants, indemnities, performance Guarantees and servicing obligations entered into by the Parent or any Subsidiary (other than a Receivables Subsidiary), which are customary in connection with any financing of accounts receivable.
“Subsidiary” of a Person means a corporation, partnership, limited liability company, association or joint venture or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time owned or the management of which is controlled, directly, or indirectly through one or more intermediaries, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, as to any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term Trigger Event” has the meaning specified in Section 2.06(b).
“Trade Date” means the date on which an assigning Lender enters into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to another Person.
“Trade Secrets” has the meaning assigned to such term in the Pledge and Security Agreement.
“Trademark” has the meaning assigned to such term in the Pledge and Security Agreement.
“Tranche A Commitment” means the commitment of the Initial Lender to make Tranche A Loans in the amount of $115,000,000, as such commitment may be reduced or terminated pursuant to Section 2.07.
“Tranche B Commitment” means the commitment of the Initial Lender to make Tranche B Loans in the amount of $1,025,000,000, as such commitment may be reduced or terminated pursuant to Section 2.07.

“Tranche A Loan” means a loan made by a Lender to the Borrower pursuant to the Tranche A Commitments under this Agreement.
“Tranche B Loan” means a loan made by a Lender to the Borrower pursuant to the Tranche B Commitments under this Agreement.
“Treasury” has the meaning specified in the preamble to this Agreement.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Uniform Commercial Code” and “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.
“United States” and “U.S.” mean the United States of America.
“USD LIBO Rate” means the LIBO Rate for U.S. dollars.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.16(g).
“Voting Stock” of any specified Person as of any date means the equity interests of such Person that is at the time entitled to vote in the election of the board of directors of such Person.
“Warrant Agreement” means the warrant agreement, dated as of the date hereof between JetBlue Airways Corporation and Treasury, pursuant to which JetBlue Airways Corporation agrees to issue Warrants to Treasury upon each Borrowing.
“Warrants” means, collectively, those certain warrants issued to Treasury under the Warrant Agreement or the PSP Warrant Agreement.
“Wholly-Owned” means, as to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (a) director’s qualifying shares and (b) shares issued to foreign nationals to the extent required by Applicable Law) are owned by such Person and/or by one or more Wholly-Owned Subsidiaries of such Person.

“Withholding Agent” means the Borrower and the Administrative Agent or other person making or transferring to any Lender any payment on behalf of the Borrower.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of such Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those power.
SECTION 1.02    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “or” is not exclusive. The word “year” shall refer (i) in the case of a leap year, to a year of three hundred sixty-six (366) days, and (ii) otherwise, to a year of three hundred sixty-five (365) days. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.03    Accounting Terms; Changes in GAAP. Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall be construed in conformity with GAAP. Financial statements and other information required to be delivered by the Parent to the Lenders pursuant to Sections 5.01(a) and 5.01(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(a)Changes in GAAP. If the Borrower notifies the Administrative Agent (who will forward such notification to the Lenders) that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn, the Required Lenders shall have notified the Borrower (with a copy to the Administrative Agent) of their objection to such amendment or such provision shall have been amended in accordance herewith.
SECTION 1.04    Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any comparable or successor rate thereto.
SECTION 1.05    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II

COMMITMENTS AND BORROWINGS
SECTION 2.01    Commitments. Subject to the terms and conditions set forth herein, the Initial Lender agrees to make the Loans to the Borrower in one or more installments on or after the Closing Date in an aggregate principal amount not to exceed the Initial Lender’s Commitment. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.
SECTION 2.02    Loans and Borrowings.
(a)    Borrowings. The Borrower shall request the initial Borrowing of the Loans on the Closing Date and may request one or more subsequent Borrowings of the Loans; provided that the Borrower shall request no more than three (3) total Borrowings.
(b)    Minimum Amounts. Each Borrowing shall be in an aggregate amount of $115,000,000 or a larger multiple of $5,000,000; provided that, the final Borrowing may be in an amount equal to the aggregate remaining outstanding Commitment available to the Borrower under the terms and conditions of this Agreement.
(c)    Funding of Borrowings. Each Lender shall make the amount of each Borrowing to be made by it hereunder available to the Administrative Agent by wire transfer of immediately available funds to the Administrative Account not later than 12:00 noon (New York City time) on the proposed date thereof. The Administrative Agent will make all such funds so received available to the Borrower in like funds, by wire transfer of such funds in accordance with the instructions provided in the applicable Borrowing Request; provided that if all such requested funds are not received by the Administrative Agent by 12:00 noon (New York City time) on the proposed date for such Borrowing, the Administrative Agent shall distribute such funds on the next succeeding Business Day.

SECTION 2.03    Borrowing Requests.
(a)    Notice by Borrower. In order to request a Borrowing, the Borrower shall notify the Administrative Agent of such request in writing not later than 11:00 a.m. (New York City time) (i) with respect to the initial Borrowing under this Agreement, three (3) Business Days prior to the date of the requested Borrowing and (ii) for each subsequent Borrowing, five (5) Business Days before such Borrowing. Each such notice shall be irrevocable and shall be in the form of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrower. The Administrative Agent shall promptly advise the applicable Lenders of any Borrowing Request given pursuant to this Section 2.03(a) (and the contents thereof), and of each Lender’s portion of the requested Borrowing.
(b)    Content of Borrowing Requests. Each Borrowing Request for a Borrowing pursuant to this Section shall specify the following information in compliance with Section 2.02: (i) the aggregate amount of the requested Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the location and number of the Borrower’s account to which funds are to be disbursed; and (iv) whether such Borrowing will be of Tranche A Loans or Tranche B Loans.
SECTION 2.04    [Reserved].
SECTION 2.05    [Reserved].
SECTION 2.06    Prepayments.
(a)    Optional Prepayments. The Borrower may, upon written notice to the Administrative Agent, at any time and from time to time prepay the Loans in whole or in part without premium or penalty, subject to the requirements of this Section. Partial prepayments of the Loans shall be in a minimum aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Notwithstanding anything herein to the contrary, the Borrower may at any time elect to prepay the loans with funds contained in the Collateral Proceeds Account.
(b)    Mandatory Prepayments.
(i)    Dispositions of Collateral. Within three (3) Business Days of the receipt by the Parent or any of its Subsidiaries of any Net Proceeds from a Disposition of Collateral not permitted by Section 6.04, the Borrower shall prepay the Loans in an amount equal to 100% of such Net Proceeds.
(ii)    Recovery Events. Within three (3) Business Days of the receipt by the Parent or any of its Subsidiaries of any Net Proceeds from a Recovery Event in respect of Collateral, the Borrower shall prepay the Loans in an amount equal to 100% of such Net Proceeds; provided that with respect to Collateral consisting of airframes, aircraft, engines and Spare Parts, the Borrower may deposit such Net Proceeds into the Collateral Proceeds Account for such purpose and thereafter such Net Proceeds shall be applied (to the extent not otherwise applied pursuant to the immediately succeeding proviso) to prepay the Loans; provided further that (I) the Borrower may use such Net Proceeds to (A) replace the assets which are the subject of such Recovery Event with assets that are of the same type of Collateral or (B) repair the assets which are the subject of such Recovery Event, in each case, within 270 days after such deposit is made, (II) all such Net Proceeds amount may, at the option of the Borrower at any time, be applied to repay the Loans, and (III) upon the occurrence of an Event of Default, the amount of any such deposit may be applied by the Administrative Agent to repay the Loans.
(iii)    Certain Debt Issuances. Immediately upon receipt by the Parent or any of its Subsidiaries of any proceeds from the incurrence of any Indebtedness that is secured by Liens on the Collateral (other than Permitted Liens), the Borrower shall prepay the Loans in an amount equal to 100% of any such proceeds from any such Indebtedness.
(iv)    Contingent Payment Events. Within three (3) Business Days of the receipt by the Parent or any of its Subsidiaries of any Net Proceeds from a Contingent Payment Event under a Loyalty Program Agreement, which Net Proceeds, together with the aggregate amount of Net Proceeds previously received from Contingent Payment Events, are in excess of $5,000,000, the Borrower shall prepay the Loans in an amount equal to 100% of such Net Proceeds.
(v)    Loyalty Revenue Advance Transactions. Within three (3) Business Days of the receipt by the Parent or any of its Subsidiaries of any Net Proceeds from a Loyalty Revenue Advance Transaction, which Net Proceeds, together with the aggregate amount of Net Proceeds previously received from Loyalty Revenue Advance Transactions during the term of this Agreement, are in excess of an amount equal to the greater of (x) $10,000,000 and (y) 10% of the aggregate amount of Collateral Cash Flow received during the most recently ended DSCR Test Period that has been deposited into a Collateral Account, the Borrower shall prepay the Loans in an amount equal to 100% of such excess Net Proceeds.
(vi)    Payment Events.
(A)    The Loans shall be required to be repaid if the Debt Service Coverage Ratio with respect to any DSCR Determination Date is less than 1.50 to 1.00 or 1.25 to 1.00, as the case may be, as set forth in Section 6.17(c).
(B)    After the occurrence and during the continuation of an Event of Default, the Loans shall be repaid in an amount equal to 100% of all Loyalty Program Revenue received thereafter, and the Parent and the Subsidiaries shall ACH or wire transfer daily such Loyalty Program Revenue to the Payment Account (from the Collection Account or otherwise) with all such amounts deposited into the Payment Account to be applied to the prepayment of any Loans then outstanding.
(C)    If at any time when there are Tranche B Loans outstanding, (x) any Material Loyalty Program Agreement has a remaining term of less than two (2) years or (y) Loyalty Program Agreements representing 90% of Loyalty Program Revenues (excluding revenues generated under any Loyalty Subscription Program) in the aggregate over the immediately preceding twelve (12) calendar month period then ended have remaining terms of less than two (2) years (a “Term Trigger Event”) and such Term Trigger Event is continuing, then the Loans shall be repaid in an amount equal to 100% of all Loyalty Program Revenue received thereafter, and the Parent and the Subsidiaries shall ACH or wire transfer daily such Loyalty Program Revenue to the Payment Account (from the Collection Account or otherwise) with all such amounts deposited into the Payment Account to be applied to the prepayment of any Loans then outstanding.

(vii)    Change of Control. Immediately upon the occurrence of a Change of Control, the Borrower shall prepay the Loans in an amount equal to 100% of the aggregate outstanding principal amount of Loans.
(c)    Notices. Each such notice pursuant to this Section shall be in the form of a written Prepayment Notice, appropriately completed and signed by a Responsible Officer of the Borrower, and must be received by the Administrative Agent not later than 11:00 a.m. (New York City time) three (3) Business Days before the date of prepayment (which delivery may initially be by electronic communication including fax or email and shall be followed by an original authentic counterpart thereof). Each Prepayment Notice shall specify (x) the prepayment date, (y) the principal amount of the Loans or portion thereof to be prepaid and (z) whether Tranche A Loans or Tranche B Loans are being prepaid. Each Prepayment Notice shall be irrevocable.
(d)    Payments. Any prepayment of the Loans pursuant to this Section  2.06 shall be accompanied by accrued interest on the principal amount prepaid as set forth in Section 2.09(c).
SECTION 2.07    Reduction and Termination of Commitments. The Initial Lender’s Commitment shall automatically and permanently be reduced by the amount of any Borrowing of a Loan and shall automatically and permanently terminate on March 26, 2021. The Borrower may, upon not less than three (3) Business Days’ notice to the Initial Lender and the Administrative Agent, terminate the Commitment or, from time to time, reduce the Commitment. Any such reduction in the Commitment shall be in an amount equal to $1,000,000 or a whole multiple thereof, and shall permanently reduce the Commitment.
SECTION 2.08    Repayment of Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders the aggregate principal amount of all Loans outstanding on the Maturity Date.
SECTION 2.09    Interest.
(a)    Interest Rates. Subject to paragraph (b) of this Section, the Loans shall bear interest at a rate per annum equal to the Adjusted LIBO Rate plus the Applicable Rate.
(b)    Default Interest. If any amount payable by the Borrower under this Agreement or any other Loan Document (including principal of any Loan, interest, fees and other amount) is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum equal to the applicable Default Rate. Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all Loans outstanding hereunder at a rate per annum equal to the applicable Default Rate.
(c)    Payment Dates. Accrued interest on each Loan shall be payable in arrears on or before 12:00 noon (New York City time) on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan (including mandatory prepayments under Section 2.06(b)), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.
(d)    Interest Computation. All interest hereunder shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed

(including the first day but excluding the last day). The Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.10    Benchmark Replacement Setting.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, as notified by the Required Lenders to the Administrative Agent in writing, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and the Administrative Agent by the Required Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document, so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(b)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent (after consultation with the Required Lenders) will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)    Notices; Standards for Decisions and Determinations. The Initial Lender or the Required Lenders, as the case may be, will promptly notify the Administrative Agent, which will then promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (iv) the commencement or conclusion of any Benchmark Unavailability Period. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by any Lender (or group of Lenders) or the Administrative Agent, if applicable, pursuant to this Section 2.10 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.10. Notwithstanding anything in this Agreement to the contrary, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, any determination made by it in connection with the adoption of Benchmark Replacement Conforming Changes or for the impact of such Benchmark Replacement Conforming Changes, nor for the failure to adopt any Benchmark

Replacement Conforming Changes due to the failure of the Required Lenders to cooperate in good faith in connection with the determination of any Benchmark Replacement Conforming Changes.
(d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the definition of “Interest Period” may be modified for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) used by the Administrative Agent or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the definition of “Interest Period” may be modified for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)    Benchmark Unavailability Period. During any Benchmark Unavailability Period, all calculations of interest by reference to a LIBO Rate hereunder shall instead be made by reference to the Alternate Base Rate.

SECTION 2.11    Evidence of Debt.
(a)    Maintenance of Records. The Administrative Agent shall maintain the Register in accordance with Section 11.04(c). The entries made in the records maintained pursuant to this paragraph (a) shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein. Any failure of the Administrative Agent to maintain such records or make any entry therein or any error therein shall not in any manner affect the obligations of the Borrower under this Agreement and the other Loan Documents.
(b)    Promissory Notes. The Borrower shall prepare, execute and deliver to such Lender a promissory note of the Borrower payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and a form attached as Exhibit C hereto, which shall evidence such Lender’s Loan.
SECTION 2.12    Payments Generally.
(a)    Payments by Borrower. All payments to be made by the Borrower hereunder and the other Loan Documents shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all such payments shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, to the Administrative Account in immediately available funds not later than 12:00 noon (New York City time) on the date specified herein. All amounts received by a Lender or the Administrative Agent after such time on any date shall be deemed to have been received on the next succeeding Business Day and any applicable interest or fees shall continue to accrue. The Administrative Agent will promptly distribute to each Lender its ratable share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s applicable lending office (or otherwise distribute such payment in like funds as received to the Person or Persons entitled thereto as provided herein). If any payment to be made by the Borrower shall fall due on a day that is not a Business Day, payment shall be made on the next succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such next succeeding Business Day would fall after the Maturity Date, payment shall be made on the immediately preceding Business Day. Except as otherwise expressly provided herein, all payments hereunder or under any other Loan Document shall be made in Dollars.
(b)    Application of Insufficient Payments. Subject to Section 7.02, if at any time insufficient funds are received by and available to the Lenders or the Administrative Agent to pay fully all amounts of principal, interest, fees and other amounts then due hereunder, such funds shall be applied (i) first, to pay interest, fees and other amounts then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and other amounts then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)    Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, but shall not be obligated to, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Notwithstanding the foregoing, the Administrative Agent is not required to make any payment to the Lenders until it is in possession of cleared funds from the Borrower.
(d)    Deductions by Administrative Agent. If any Lender (other than the Initial Lender) shall fail to make any payment required to be made by it pursuant to Section 2.13 or 11.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i)  apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations to the Administrative Agent until all such unsatisfied obligations are fully paid or (ii) hold any such amounts in a segregated account as cash collateral for, and for application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
(e)    Several Obligations of Lenders. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.03(c) are several and not joint. The failure of any Lender to make any Loan or to make any such payment on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 11.03(c).
SECTION 2.13    Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
SECTION 2.14    Compensation for Losses. In the event of (a) the payment of any principal of the Loans other than on the last day of an Interest Period (including as a result of an Event of Default), (b) the failure to borrow or prepay the Loans (or any portion thereof) on the date specified in any notice delivered pursuant hereto, or (c) the assignment of the Loans (or any portion thereof) other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19(b), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, for the date that would have been the applicable Interest Period), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate promptly after receipt thereof.
SECTION 2.15    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate);

(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Loan or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    [Reserved].
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 2.16    Taxes.
(a)    Defined Terms. For purposes of this Section, the term “Applicable Law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. Borrower acknowledges and agrees that, absent a Change in Law, Borrower is not required to withhold or deduct from any such payments to the Initial Lender on account of any U.S. federal withholding taxes or Taxes imposed pursuant to FATCA.
(c)    Payment of Other Taxes by Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Initial Lender, the Required Lenders or the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by Borrower. The Borrower shall indemnify each Recipient, within thirty (30) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent if such Lender is not the Initial Lender), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender (other than the Initial Lender) shall severally indemnify the Administrative Agent, within thirty (30) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.04(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any such Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender (other than the Initial Lender) hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Status of Lenders. (h) Any Lender (other than the Initial Lender) that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower (or, if such Lender is not the Initial Lender, the Administrative Agent) as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender (other than the Initial Lender), if reasonably requested by the Borrower (or the Administrative Agent), shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower (or the Administrative Agent) as will enable the Borrower

(or the Administrative Agent) to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (g)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)    Without limiting the generality of the foregoing,
(A)    any Lender (other than the Initial Lender) that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI (or any successor forms) and, in the case of an Agent, a withholding certificate that satisfies the requirements of Treasury Regulation Sections 1.1441-1(b)(2)(iv) and 1.1441-1(e)(3)(v) as applicable to a U.S. branch that has agreed to be treated as a U.S. Person for withholding tax purposes;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit B-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W‑8BEN-E; or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W‑8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-2 or Exhibit B-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender (other than the Initial Lender) under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. Notwithstanding anything to the contrary in this Agreement, the Initial Lender shall be entitled to the benefits of this Section 2.16 and all related provisions under this Agreement without regard to whether it provides any documentation described in Section 2.16(g).
(i)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-

pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(j)    Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 2.17    [Reserved].
SECTION 2.18    [Reserved].
SECTION 2.19    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 2.15, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.16, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with paragraph (a) of this Section, or if any Lender is a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.04), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or Section 2.16) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.04;

(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.14) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with Applicable Law; and
(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
The Credit Parties represent and warrant to the Administrative Agent, the Collateral Agent and the Lenders on the Closing Date and on the date of each Borrowing that:
SECTION 3.01    Existence, Qualification and Power. Each of the Credit Parties and their respective Material Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except, in each case referred to in clause (a) (other than with respect to any Credit Party), (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 3.02    Authorization; No Contravention. The execution, delivery and performance by each Credit Party of each Loan Document to which it is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of its Organizational Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which each Credit Party is a party or affecting each Credit Party or the material properties of any Credit Party or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Credit Party or its property is subject or (c) violate any Law, except to the extent such violation could not reasonably be expected to have a Material Adverse Effect.
SECTION 3.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, each Credit Party of this Agreement or any other Loan Document, except for (i) such approvals, consents, exemptions, authorizations, actions or notices that have been duly obtained, taken or made and in full force and effect and (ii) filings and consents contemplated by the Security Documents or Section 5.14.
SECTION 3.04    Execution and Delivery; Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Credit Party. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Credit Party, enforceable against each Credit Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.
SECTION 3.05    Financial Statements; No Material Adverse Change.
(a)    Financial Statements. The financial statements described in Schedule 3.05 were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(b)    No Material Adverse Change. Since the date of the most recent audited balance sheet included in the financial statements described in Schedule 3.05, there has been no event or circumstance that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
SECTION 3.06    Litigation. Except for those matters which have been publicly disclosed in any SEC filing of the Parent filed prior to the Closing Date, there are no actions, suits, proceedings, claims, disputes or investigations pending or, to the knowledge of any Credit Party, threatened, at Law, in equity, in arbitration or before any Governmental Authority, by or against any Credit Party or any of its Subsidiaries or against any of their properties or revenues that (a) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (b) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby.
SECTION 3.07    Contractual Obligations; No Default. None of the Credit Parties and their respective Subsidiaries is in default under or with respect to any Contractual Obligation that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
SECTION 3.08    Property.
(a)    Ownership of Properties and Collateral. Each of the Credit Parties and their respective Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Credit Party has good title to the Collateral owned by it, free and clear of all Liens other than Permitted Liens.

(b)    Intellectual Property and Personal Data. Each of the Credit Parties and their respective Subsidiaries owns, licenses or possesses the valid and enforceable right to use all of the material Intellectual Property and data (including Personal Data) that is used in or necessary for the operation of each Carrier Loyalty Program. The use of Loyalty Program Intellectual Property and the Loyalty Program Data by the Credit Parties and the conduct of the Carrier Loyalty Programs as currently conducted do not materially infringe upon, misappropriate, dilute or otherwise violate any Privacy Law nor any rights held by any other Person. No claim or litigation regarding any of the foregoing, or challenging the ownership, validity or enforceability of any Loyalty Program Intellectual Property is pending or, to the knowledge of any of the Credit Parties, threatened that could reasonably be expected to be material to any of the Credit Parties, and to the knowledge of the Credit Parties, there is no basis for any such claim.
SECTION 3.09    Taxes. The Credit Parties and their respective Subsidiaries have filed all federal, state and other tax returns and reports required to be filed, and have paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 3.10    Disclosure. (a) The Credit Parties and their respective Subsidiaries have disclosed to the Administrative Agent, the Collateral Agent and the Lenders all agreements, instruments and corporate or other restrictions to which they are subject, and all other matters known to them, that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Loan Application Form, reports, financial statements, certificates and other written information (other than projected or pro forma financial information) furnished by or on behalf of the Credit Parties and their respective Subsidiaries to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected or pro forma financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery (it being understood that such projected information may vary from actual results and that such variances may be material) and (b) as of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
SECTION 3.11    Compliance with Laws. Each of the Credit Parties and their respective Subsidiaries is in compliance with the requirements of all Laws (including Environmental Laws and Privacy Laws) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to so comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
SECTION 3.12    ERISA Compliance.
(a)    Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter, opinion letter or advisory letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS, and, to the knowledge of any Credit Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)    There are no pending or, to the knowledge of any Credit Party, threatened or contemplated claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(c)    No ERISA Event has occurred, and neither any Credit Party nor any ERISA Affiliate is aware of any fact, event or circumstance that, either individually or in the aggregate, could reasonably be expected to constitute or result in an ERISA Event that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(d)    Except as would not reasonably be expected to have individually or in the aggregate, a Material Adverse Effect, the present value of all accrued benefits under each Pension Plan (based on those assumptions used to fund such Pension Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits by a material amount.
(e)    To the extent applicable, each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities, except to the extent that the failure so to comply could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. Neither the Parent nor any Subsidiary has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan that, either individually or in the aggregate, would reasonably be expected to have individually or in the aggregate, a Material Adverse Effect. Except as would not reasonably be expected to have individually or in the aggregate, a Material Adverse Effect, the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan that is funded, determined as of the end of the most recently ended fiscal year of the Parent or Subsidiary, as applicable, on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan by a material amount, and for each Foreign Plan that is not funded, the obligations of such Foreign Plan are properly accrued.
SECTION 3.13    Environmental Matters. Except with respect to any matters that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, none of the Credit Parties and their respective Subsidiaries (a) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (b) knows of any basis for any permit, license or other approval required under any Environmental Law to be revoked, canceled, limited, terminated, modified, appealed or otherwise challenged, (c) has or could reasonably be expected to become subject to any Environmental Liability, (d) has received notice of any claim, complaint, proceeding, investigation or inquiry with respect to any Environmental Liability (and no such claim, complaint, proceeding, investigation or inquiry is pending or, to the knowledge of the Parent, is threatened or contemplated) or (e) knows of any facts, events or circumstances that could give rise to any basis for any Environmental Liability with respect thereto.
SECTION 3.14    Investment Company Act. None of the Credit Parties is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.15    Sanctions; Export Controls; Anti-Corruption; AML Laws.
(a)    None of the Credit Parties and their respective Subsidiaries and no director, officer, or affiliate of the foregoing is a Person that is: (i) the subject of any sanctions administered or enforced by the United States (including, but not limited to, those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce’s Bureau of Industry and Security) (“Sanctions”), (ii) organized or resident in a country or territory that is the subject of country-wide or region-wide Sanctions (including, currently, Crimea, Cuba, Iran, North Korea, and Syria) (each a “Sanctioned Country”) or located in a Sanctioned Country except to the extent authorized under Sanctions or (iii) a Person with whom dealings are restricted or prohibited by Sanctions as a result of a relationship of ownership or control with a Person listed in (i) or (ii) (each of (i), (ii) and (iii) is a “Sanctioned Person”).
(b)    For the period beginning eight (8) years prior to the date hereof, each of the Credit Parties and their respective Subsidiaries and their respective directors, officers and employees and, to the knowledge of the Credit Parties, such respective affiliates, have been, in all material respects, in compliance with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-bribery or anti-corruption laws and regulations (collectively with the FCPA, the “Anticorruption Laws”) and all applicable Sanctions, Export Control Laws, and AML Laws.
SECTION 3.16    Solvency. The Borrower and its Subsidiaries are Solvent on a consolidated basis after giving effect to the borrowing of the Loans.
SECTION 3.17    Subsidiaries. Schedule 3.17 sets forth the name of, and the ownership interests of the Parent and each of its Subsidiaries and indicates which of such Subsidiaries are Excluded Subsidiaries as of the date hereof.
SECTION 3.18    Senior Indebtedness. The Loans, the Obligations and the Guaranteed Obligations constitute “senior indebtedness” (or any other similar or comparable term) under and as defined in the documentation governing any Indebtedness of the Credit Parties that is subordinated in right of payment to any other Indebtedness thereof.
SECTION 3.19    Insurance Matters. The properties of the Credit Parties are insured pursuant to Section 5.06 hereof. Each insurance policy required to be maintained by the Credit Parties pursuant to Section 5.06 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.
SECTION 3.20    Labor Matters. Except as would not reasonably be expected to have individually or in the aggregate, a Material Adverse Effect, (a) there are no strikes, lockouts, slowdowns or other material labor disputes against any Credit Party or any of its Subsidiary thereof pending or, to the knowledge of the Credit Parties, threatened, (b) the Credit Parties and their respective Subsidiaries have complied with all applicable federal, state, local and foreign Laws relating to the employment (or termination thereof), the hours worked by and payments made to employees of the Parent and its

Subsidiaries comply with the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters and (c) all payments due from the Credit Parties and their respective Subsidiaries, or for which any claim may be made against the Credit Parties and their respective Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of the Parent or such Subsidiary. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against the Credit Parties or their respective Subsidiaries pending or, to the knowledge of the Credit Parties, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of the Credit Parties and their respective Subsidiaries that would, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.
SECTION 3.21    Insolvency Proceedings. None of the Credit Parties has taken, and none of the Credit Parties is currently evaluating taking, any action to seek relief or commence proceedings under any Debtor Relief Law in any applicable jurisdiction.
SECTION 3.22    Margin Regulations. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Borrowing hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) will be Margin Stock.
SECTION 3.23    Liens. There are no Liens of any nature whatsoever on any Collateral other than Liens permitted under Section 6.02 hereof.
SECTION 3.24    Perfected Security Interests.
(a)    As of the Closing Date (or such later date as permitted under Section 5.14) and as of the date of each Borrowing, the Security Documents, taken as a whole, are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority security interest in all of the Collateral to the extent purported to be created thereby.
(b)    As of the Closing Date (or such later date as permitted under Section 5.14) and as of the date of each Borrowing, each Credit Party has or shall have satisfied the Perfection Requirement with respect to the Collateral.
SECTION 3.25    US Citizenship. The Borrower is a “citizen of the United States” as defined in Section 40102(a)(15) of Title 49 and as that statutory provision has been interpreted by the DOT pursuant to its policies.
SECTION 3.26    Air Carrier Status. The Borrower is an “air carrier” within the meaning of Section 40102 of Title 49, holds a certificate under Section 41102 of Title 49 and, during the time period from April 1, 2019 to September 30, 2019, derived more than 50% of its air transportation revenue from the transportation of passengers. The Borrower holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49. The Borrower possesses all necessary certificates, franchises, licenses, permits, rights, designations, authorizations, exemptions, concessions, frequencies and consents which relate to the operation of the routes flown by it and the conduct of its business and operations as currently conducted, except where failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
SECTION 3.27    Cybersecurity. Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, the information technology assets, equipment, systems, networks, software, hardware, and the computers, websites, applications and databases used by or on behalf of the Credit Parties in connection with any of the Carrier Loyalty Programs (collectively, “IT Systems”) (i) are adequate for the operation of the Carrier Loyalty Programs as currently conducted, and (ii) are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) the Credit Parties have implemented and maintained commercially reasonable (taking into account the nature, scope and sensitivity of the information) policies, procedures, and safeguards designed to maintain and protect all Loyalty Program Data and confidential information (including Trade Secrets) included in the Collateral and the integrity, continuous operation, redundancy and security of all IT Systems and data and (ii) there have been no breaches, cyberattacks (including ransomware attacks) or unauthorized uses of or accesses to the IT Systems or any Loyalty Program Data, Trade Secrets or confidential information stored therein or processed thereby, except for those that have been fully remedied.
SECTION 3.28    Loyalty Program Agreements. The Credit Parties have delivered or made available to the Initial Lender complete and correct copies of each of the Material Loyalty Program Agreements. Each of the Material Loyalty Program Agreements is in full force and effect and except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, none of the Credit Parties has knowledge of or has received notice of (i) any breach, (ii) change in law or (iii) force majeure event, in the case of (ii) and (iii) as defined under the applicable Material Loyalty Program Agreement, that would prevent such Credit Party and/or the applicable counterparty from performing its respective obligations under such Material Loyalty Program Agreement.
ARTICLE IV

CONDITIONS
SECTION 4.01    Closing Date and Initial Borrowing. The effectiveness of this Agreement and the funding of the initial Borrowing hereunder are subject to the satisfaction (or waiver in accordance with Section 11.02) of the following conditions (and, in the case of each document specified in this Section to be received by the Initial Lender (and the applicable Agent or Agents), such document shall be in form and substance satisfactory to the Initial Lender and/or the applicable Agent or Agents):
(a)    Executed Counterparts. The Initial Lender and the Agents shall have received from each party hereto a counterpart of this Agreement, any Security Documents to which it is a party and the Note, each signed on behalf of such party. Notwithstanding anything herein to the contrary, delivery of an executed counterpart of a signature page of this Agreement or any Security Documents by telecopy or other electronic means, or confirmation of the execution of this Agreement on behalf of a party by an email from an authorized signatory of such party shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)    Certificates. The Initial Lender and any applicable Agent shall have received such customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Credit Parties as the Lenders may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Loan Documents;
(c)    Organizational Documents. The Initial Lender shall have received customary resolutions or evidence of corporate authorization, secretary’s certificates and such other documents and certificates (including Organizational Documents and good standing certificates) as the Initial Lender may request relating to the organization, existence and good standing of each Credit Party and any other legal matters relating to the Credit Parties, the Loan Documents or the transactions contemplated thereby.
(d)    Opinion of Counsel to Credit Parties. The Initial Lender and the applicable Agent or Agents shall have received all opinions of counsel (including any additional opinions of counsel as required under any Security Document) to the Credit Parties that is acceptable to the Initial Lender, addressed to the Initial Lender and the applicable Agent or Agents and dated the Closing Date, in form and substance satisfactory to the Initial Lender and the applicable Agent (and the Parent hereby instructs such counsel to deliver such opinions to such Persons).
(e)    Beneficial Ownership Regulation Information. At least five (5) days prior to the Closing Date, the Borrower shall deliver to the Initial Lender a Beneficial Ownership Certification.
(f)    Expenses. The Borrower shall have paid all reasonable fees, expenses (including the fees and expenses of legal counsel) and other amounts due to the Initial Lender, the Administrative Agent and the Collateral Agent (to the extent that statements for such expenses shall have been delivered to the Borrower on or prior to the Closing Date); provided that such expenses payable by the Borrower may be offset against the proceeds of the Loans funded on the Closing Date.
(g)    Officer’s Certificate. The Initial Lender shall have received a certificate executed by a Responsible Officer of the Parent and the Borrower confirming (i) that the representations and warranties contained in Article III of this Agreement are true and correct on and as of the Closing Date, (ii) that the information provided in the Loan Application Form submitted by the Borrower was true and correct on and as of the date of delivery thereof, (iii) the satisfaction of such condition and (iv) that no Default or Event of Default exists or will result from the borrowing of the Loans on the Closing Date.
(h)    Other Documents. The Initial Lender and the Agents shall have received such other documents as it may request.
(i)    Appraisals. The Initial Lender shall have received Appraisals satisfactory in form and substance and performed by an Eligible Appraiser dated as of a date no earlier than thirty (30) days prior to the Closing Date.
(j)    Security Interests. Each Credit Party shall have, and caused its Subsidiaries to, take any action and execute and deliver, or cause to be executed and delivered, any agreement, document or instrument required in order to create a valid, perfected first priority security interest in the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties (including delivery of UCC financing statements in appropriate form for filing under the UCC and of the Intellectual Property security agreements included in the Required Filings and entering into control agreements). Each Credit Party shall have satisfied, and caused its Subsidiaries to satisfy, the Perfection Requirement with respect to the Collateral. In addition, the Credit Parties shall have delivered a completed Perfection Certificate (as defined in the Pledge and Security Agreement).
(k)    Consents and Authorizations. Each Credit Party shall have obtained all consents and authorizations from Governmental Authorities and all consents of other Persons (including shareholder approvals, if applicable) that are necessary or advisable in connection with this Agreement, any Loan Document, any of the transactions contemplated hereby or thereby or the continuing operations of the Credit Parties and each of the foregoing shall be in full force and effect and in form and substance satisfactory to the Initial Lender.
(l)    Lien Searches. The Initial Lender shall have received (i) UCC, Intellectual Property and other lien searches conducted in the jurisdictions and offices where liens on material assets of the Credit Parties are required to be filed or recorded and (ii) to the extent Collateral consists of (x) Aircraft and Engine Assets (as defined in the Pledge and Security Agreement), aircraft registry lien searches conducted with the FAA and the International Registry, and (y) Spare Part Assets (as defined in the Pledge and Security Agreement), registry lien searches conducted with the FAA (with reference to each Designated Spare Parts Location set forth on Schedule 2.1 of the Pledge and Security Agreement), in each case, reflecting the absence of Liens on the assets of the Credit Parties, other than Permitted Liens or Liens to be discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Initial Lender.
(m)    Collateral Coverage Ratio. On the Closing Date (and after giving pro forma effect to any Borrowings on such date), the Collateral Coverage Ratio shall not be less than 2.0 to 1.0.
(n)    Solvency Certificate. The Initial Lender shall have received a certificate of the chief financial officer or treasurer (or other comparable officer) of the Parent certifying that the Borrower and its Subsidiaries (taken as a whole) are, and will be immediately after giving effect to any Loans borrowed on the Closing Date, Solvent.
(o)    Warrant Agreement. Treasury and Borrower shall have entered into the Warrant Agreement.
(p)    Loyalty Revenue Advance Transactions.     Except as set forth in Schedule 4.01(p), on the Closing Date, the aggregate outstanding balance of Loyalty Revenue Advance Transactions shall not exceed an aggregate amount equal to $15,000,000.
(q)    Control Agreements. The Initial Lender and the Collateral Agent shall have received fully executed copies of account control agreements in form and substance satisfactory to the Initial Lender with respect to the Collateral Accounts.
(r)    [Reserved].
(s)    Loyalty Partner Direct Agreements. The Initial Lender and the Collateral Agent shall have received duly executed Direct Agreements from the counterparties to each Material Loyalty Program Agreement in effect on the Closing Date substantially in the form of Exhibit D hereto.

(t)    Other Matters. Since June 29, 2020, (i) there has been no event or circumstance that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect and (ii) none of the Credit Parties has made a Disposition (including any sale of Currency) of any assets of the type that would be included in the Collateral had this Agreement been in effect at such time other than as would have been permitted under Section 6.04(b), (d), (e) or (h).
SECTION 4.02    Each Borrowing. The funding by the Lenders of each Borrowing (including the Borrowing to be requested on the Closing Date) is additionally subject to the satisfaction of the following conditions:
(a)    the Administrative Agent shall have received a written Borrowing Request in accordance with the requirements of Section 2.03(a), with a copy to the Initial Lender (solely to the extent the Initial Lender is a Lender at the time of such Borrowing);
(b)    the representations and warranties of the Credit Parties set forth in this Agreement and in any other Loan Document shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date of such Borrowing (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date);
(c)    no Default shall have occurred and be continuing or would result from such Borrowing or from the application of proceeds thereof;
(d)    on the date of the funding of such Borrowing (and after giving pro forma effect thereto and the pledge of any Additional Collateral), the Collateral Coverage Ratio shall not be less than 2.0 to 1.0 as evidenced by a certificate of a Responsible Officer of the Parent;
(e)    [reserved];
(f)    [reserved];
(g)    on the date of such Borrowing, the opinion of the independent public accountants (after giving effect to any reissuance or revision of such opinion) on the most recent audited consolidated financial statements delivered by the Parent pursuant to Section 5.01(a) shall not include a “going concern” qualification under GAAP as in effect on the date of this Agreement or, if there is a change in the relevant provisions of GAAP thereafter, any like qualification or exception under GAAP after giving effect to such change; and
(h)    on or prior to the date of such Borrowing, each Credit Party shall have satisfied the Perfection Requirement with respect to the Collateral.
Each Borrowing Request by the Borrower hereunder and each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on and as of the date of the applicable Borrowing as to the matters specified in clauses (b) and (c) above in this Section.
SECTION 4.03    Each Tranche B Borrowing. The funding by the Lenders of each Borrowing of Tranche B Loans is additionally subject to the satisfaction of the following condition:

(a)    The Initial Lender shall have received satisfactory evidence that (x) each Material Loyalty Program Agreement has and (y) Loyalty Program Agreements representing 90% of Loyalty Program Revenues (excluding revenues generated under any Loyalty Subscription Program) in the aggregate over the immediately preceding twelve (12) calendar month period then ended have, in each case, an expiration date that is at least six (6) months after the Maturity Date (without giving effect to the proviso in the definition thereof); and
(b)    the aggregate outstanding balance of Loyalty Revenue Advance Transactions shall not exceed an aggregate amount equal to $15,000,000.
ARTICLE V

AFFIRMATIVE COVENANTS
Until all the later of (i) the date on which all of the Obligations shall have been paid in full and (ii) such later date specified in this Agreement, the Credit Parties covenant and agree with the Lenders that:
SECTION 5.01    Financial Statements. The Parent will furnish to the Administrative Agent and each Lender:
(a)    as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Parent (or, if earlier, five (5) days after the date required to be filed with the SEC) (commencing with the fiscal year ended prior to the Closing Date), a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, audited and accompanied by a report and opinion of independent public accountants of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards (and shall not be subject to any “going concern” or like qualification (other than a qualification solely resulting from (x) the impending maturity of any Indebtedness or (y) any prospective or actual default under any financial covenant), exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)    as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Parent (or, if earlier, five (5) days after the date required to be filed with the SEC) (commencing with the first of such fiscal quarters ended prior to the Closing Date), a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, certified by a Financial Officer of the Parent as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject only to normal year-end audit adjustments and the absence of notes;

(c)    for so long as the Initial Lender is the only Lender, as soon as available, but in any event no later than seventy-five (75) days after the beginning of each fiscal year of the Parent, forecasts prepared by management of the Parent and a summary of material assumptions used to prepare such forecasts, in form satisfactory to the Initial Lender, including projected consolidated balance sheets and statements of income or operations and cash flows of the Parent and its Subsidiaries on a quarterly basis for such fiscal year; and
(d)    solely at the request of the Appropriate Party (which shall be no more than quarterly), at a time mutually agreed with the Appropriate Party and the Parent, participate in a conference call for Lenders to discuss the financial condition and results of operations of the Parent and its Subsidiaries and any forecasts which have been delivered pursuant to this Section 5.01.
SECTION 5.02    Certificates; Other Information. The Parent will deliver to the Administrative Agent and each Lender:
(a)    [reserved];
(b)    concurrently with the delivery of the financial statements referred to in Sections 5.01(a) and (b), a duly completed certificate signed by a Responsible Officer of the Parent certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto;
(c)    [reserved];
(d)    promptly after the furnishing thereof, copies of any notice of default or potential default or other material written notice received by the Parent or any Subsidiary from, or furnished by the Parent or any Subsidiary to, any holder of Material Indebtedness of the Parent or any Subsidiary;
(e)    promptly after receipt thereof by any Credit Party or any Subsidiary thereof, copies of each material notice or other material written correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding material financial or other material operational results of any Credit Party or any Subsidiary thereof;
(f)    [reserved];
(g)    promptly following any request therefor, (i) such other information regarding the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of any Credit Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent, the Initial Lender or any other Lender (acting through the Administrative Agent) may from time to time request; or (ii) beneficial ownership information and documentation reasonably requested by the Administrative Agent or any Lender from time to time for purposes of ensuring compliance with Sanctions and AML Laws. For purposes of determining whether or not a representation with respect to any indirect ownership is true or a covenant is being complied with under this Section, the Parent shall not be required to make any investigation into (i) the ownership of publicly traded stock or other publicly traded securities or (ii) the ownership of assets by a collective investment fund that holds assets for employee benefit plans or retirement arrangements;

(h)    concurrently with the delivery of the financial statements referred to in Sections 5.01(a) and (b), a duly completed certificate signed by a Responsible Officer of the Borrower certifying as to its compliance with Article X of this Agreement;
(i)    knowledge or notice of any event or circumstance that has had or is reasonably expected to (i) result in a material reduction or suspension of payments under any Material Loyalty Program Agreement or any Loyalty Subscription Program or (ii) have a material adverse effect on the ability of a Credit Party and/or any counterparty to a Material Loyalty Program Agreement to perform its material obligations thereunder;
(j)    certificates with reasonably detailed calculations of the Collateral Coverage Ratio on each CCR Certificate Delivery Date and the Debt Service Coverage Ratio on each DSCR Determination Date; and
(k)    no later than ten (10) Business Days following the last day of each March, June, September and December (commencing December 31, 2020), deliver a certificate of a Responsible Officer of the Parent (i) setting forth the name of each new Material Loyalty Program Agreement entered into as of such date and each of the parties thereto, (ii) certifying that all Loyalty Program Revenue for the immediately preceding calendar quarter were deposited, directly or indirectly, into the Collection Account or another Collateral Account (and at least 90% of all Loyalty Program Revenues (excluding revenues generated under any Loyalty Subscription Program) were deposited directly into a Collateral Account) and (iii) setting forth in reasonable detail and in form satisfactory to the Appropriate Party (x) all Loyalty Program Revenues and related cash flows for the immediately preceding calendar quarter and (y) for so long as the Initial Lender is the only Lender, projected Loyalty Program Revenues for the current calendar quarter.
Documents required to be delivered pursuant to Section 5.01(a) or (b) or Section 5.02(c), (d) or (e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) upon written request by the Administrative Agent, the Parent shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Parent to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Parent shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Lenders by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above.
SECTION 5.03    Notices. The Parent will promptly notify the Administrative Agent and each Lender of:
(a)    promptly after any Responsible Officer of Parent or any of its Subsidiaries obtains knowledge thereof, the occurrence of any Default;
(b)    the filing or commencement of any action, suit, investigation or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent or any Controlled Affiliate thereof, including pursuant to any applicable Environmental Laws, that could reasonably be expected to be adversely determined, and, if so determined, could reasonably be expected to have a Material Adverse Effect;
(c)    the occurrence of any ERISA Event that, either individually or together with any other ERISA Events, could reasonably be expected to have a Material Adverse Effect;
(d)    notice of any action arising under any Environmental Law or of any noncompliance by any Credit Party or any Subsidiary with any Environmental Law or any permit, approval, license or other authorization required thereunder that, if adversely determined, could reasonably be expected to have a Material Adverse Effect;
(e)    to the extent not publicly disclosed pursuant to an SEC filing of the Parent, any material change in accounting or financial reporting practices by the Parent, any Credit Party or any Subsidiary;
(f)    any change in the Credit Ratings from a Credit Rating Agency with negative implications, or the cessation by a Credit Rating Agency of, or its intent to cease, rating the Borrower’s or the Parent’s debt; and
(g)    any matter or development that has had or could reasonably be expected to have a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Parent setting forth the details of the occurrence requiring such notice and stating what action the Parent has taken and proposes to take with respect thereto.
SECTION 5.04    Preservation of Existence, Etc. Each Credit Party will, and will cause each of its Subsidiaries to, (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 6.03 or 6.04; (b) take all reasonable action to maintain all rights, licenses, permits, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
SECTION 5.05    Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, (a) maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition (ordinary wear and tear excepted) and (b) make all necessary repairs thereto and renewals and replacements thereof, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.06    Maintenance of Insurance. Subject to any additional requirements under any Security Document, each Credit Party will maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as Parent and its Subsidiaries; provided that, insurance in respect of Collateral shall be maintained with such third party insurance companies except to the extent expressly permitted in the Pledge and Security Agreement) as are customarily carried under similar circumstances by such Persons.

SECTION 5.07    Payment of Obligations. Each Credit Party will pay, discharge or otherwise satisfy as the same shall become due and payable, all of its obligations and liabilities, including Tax liabilities, except to the extent (a) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Parent or such Credit Party or (b) the failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.08    Compliance with Laws. Each Credit Party will, and will cause each of its Subsidiaries to, comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.09    Environmental Matters. Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, each Credit Party will, and will cause each of its Subsidiaries to, (a) comply with all Environmental Laws, (b) obtain, maintain in full force and effect and comply with any permits, licenses or approvals required for the facilities or operations of the Parent or any of its Subsidiaries, and (c) conduct and complete any investigation, study, sampling or testing, and undertake any corrective, cleanup, removal, response, remedial or other action necessary to identify, report, remove and clean up all Hazardous Materials present or released at, on, in, under or from any of the facilities or real properties of the Parent or any of its Subsidiaries.
SECTION 5.10    Books and Records. Each Credit Party will maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Parent or such Subsidiary, as the case may be.
SECTION 5.11    Inspection Rights. Each Credit Party will, and, to the extent relevant for inspections of Collateral will cause each of its Subsidiaries to, permit representatives, agents and independent contractors of the Administrative Agent, the Initial Lender and the Special Inspector General for Pandemic Recovery to visit and inspect any of its properties (including all Collateral), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Parent and at such reasonable times during normal business hours and as often as may be reasonably requested; provided that, other than with respect to such visits and inspections during the continuation of an Event of Default or by the Initial Lender or the Special Inspector General for Pandemic Recovery, (a) only the Administrative Agent (or its representatives, agents and independent contractors) at the direction of a Lender may exercise rights under this Section and (b) the Administrative Agent (or its representatives, agents and independent contractors) shall not exercise such rights more often than two (2) times during any calendar year; provided, further, that when an Event of Default exists the Administrative Agent, any Lender or the Special Inspector General for Pandemic Recovery (or any of their respective representatives, agents or independent contractors) may do any of the foregoing under this Section at the expense of the Parent and at any time during normal business hours and without advance notice.
SECTION 5.12    Sanctions; Export Controls; Anti-Corruption Laws and AML Laws. Each Credit Party and its Subsidiaries will remain in compliance in all material respects with applicable Sanctions, Export Control Laws, Anticorruption Laws, and AML Laws. Until all Obligations have been paid in full, neither any Credit Party, any Subsidiary of a Credit Party, nor any director or officer of any Credit Party or any Subsidiary of a Credit Party shall become a Sanctioned Person or a Person that is organized or resident in a Sanctioned Country or located in a Sanctioned Country except to the extent authorized under Sanctions.
SECTION 5.13    Guarantors; Additional Collateral.
(a)    The Guarantors listed on the signature page to this Agreement hereby Guarantee the Guaranteed Obligations as set forth in Article IX. If any Subsidiary (other than an Excluded Subsidiary) is formed or acquired after the Closing Date, if any Subsidiary ceases to be an Excluded Subsidiary or if required in connection with the addition of Additional Collateral, then the Parent will cause such Subsidiary, promptly (in any event, within thirty (30) days of such Subsidiary being formed or acquired or of such Subsidiary ceasing to be an Excluded Subsidiary), (i) to become a Guarantor of the Loans pursuant to joinder documentation reasonably acceptable to the Appropriate Party and on the terms and conditions set forth in Article IX, (ii) to become a party to each applicable Security Document and all other agreements, instruments or documents that create or purport to create and perfect a first priority Lien (subject to Permitted Liens) in favor of the Collateral Agent for the benefit of the Secured Parties in its assets that are of a type that are intended to be included in the Collateral (other than any Excluded Assets), subject to and in accordance with the terms, conditions and provisions of the Loan Documents, (iii) to satisfy the Perfection Requirement, (iv) to deliver a secretary’s certificate of such Subsidiary, in form and substance reasonably acceptable to the Appropriate Party, with appropriate insertions and attachments, and (v) to deliver legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, satisfactory to the Appropriate Party.
(b)    If the Parent or any Subsidiary desires, or is required pursuant to the terms of this Agreement, to add Additional Collateral or, if any Subsidiary acquires any existing Collateral from a Grantor (as defined in the Pledge and Security Agreement) that it is required pursuant to the terms of this Agreement to maintain as Collateral, in each case, after the Closing Date, the Parent shall, in each case at its own expense, promptly (in any event, unless any other time period is specified in this Agreement or any other Loan Document, within thirty (30) days of the relevant date) (i) cause any such Subsidiary to become a Grantor (to the extent such Subsidiary is not already a Grantor) pursuant to joinder documentation acceptable to the Appropriate Party and on the terms and conditions set forth in the relevant Security Documents, (ii) cause any such Subsidiary to become a party to each applicable Security Document and all other agreements, instruments or documents that create or purport to create and perfect a first priority Lien (subject to Permitted Liens) in favor of the Collateral Agent for the benefit of the Secured Parties applicable to such Collateral, in form and substance satisfactory to the Appropriate Party (it being understood that in the case of any Additional Collateral of a type, or in a jurisdiction, that has not been theretofore included in the Collateral, such Additional Collateral may be subject to such additional terms and conditions as requested by the Appropriate Party), (iii) promptly execute and deliver (or cause such Subsidiary to execute and deliver) to the Collateral Agent such documents and take such actions to create, grant, establish, preserve and perfect the first priority Liens (subject to Permitted Liens) (including to obtain any release or termination of Liens not permitted under the definition of “Additional Collateral” in Section 1.01 or under Section  6.02 and to satisfy all Perfection Requirements, including the filing of UCC financing statements, filings with the FAA and registrations with the International Registry, as applicable) in favor of the Collateral Agent for the benefit of the Secured Parties on such assets of the Parent or such Subsidiary, as applicable, to secure the Obligations to the extent required under the applicable Security Documents or reasonably requested by the Appropriate Party, and to ensure that such Collateral shall be subject to no other Liens other than Permitted Liens and (iv) if requested by the Appropriate Party, deliver (or cause such Subsidiary to deliver) legal opinions to the Collateral Agent, for the benefit of the Secured Parties, relating to the matters described above, which opinions shall be in form and substance, and from counsel, satisfactory to the Appropriate Party.

SECTION 5.14    Post-Closing Matters. As promptly as practicable, and in any event within the time periods after the Closing Date specified on Schedule 5.14 or such later date as the Initial Lender may agree to in writing in its sole discretion, the Parent shall deliver the documents or take the actions specified on Schedule 5.14 that would have been required to be delivered or taken on the Closing Date.
SECTION 5.15    Further Assurances. In each case subject to the terms, conditions and limitations in the Loan Documents, (a) each Credit Party shall remain in compliance with the Perfection Requirement with respect to all Collateral (including any assets, rights and properties that (x) become Collateral after the Closing Date and (y) any permitted replacement or substitute assets, rights and properties thereof (including any Additional Collateral) and (b) each Credit Party shall, promptly and at its expense, execute any and all further documents and instruments and take all further actions, that may be required or advisable under applicable law or that the Initial Lender, the Administrative Agent or the Collateral Agent may request, in order to create, grant, establish, preserve, protect, renew or perfect the validity, perfection or first priority of the Liens and security interests created or intended to be created by the Security Documents, in each case to the extent required under this Agreement or the Security Documents (including with respect to any additions to the Collateral (including any Additional Collateral) or replacements, substitutes or proceeds thereof or with respect to any other property or assets hereafter acquired by any Credit Party that are of a type that are intended to be included in the Collateral). Promptly following the entry by any Credit Party into any Material Loyalty Program Agreement after the Closing Date, the Parent will enter into and cause the counterparty to enter into a Direct Agreement substantially in the form of Exhibit D hereto.
SECTION 5.16    Delivery of Appraisals. The Parent shall (1) within ten (10) Business Days prior to the last Business Day of March and September of each year, beginning with March 31, 2021 and (2) promptly (but in any event within thirty (30) days) following request by the Administrative Agent (acting at the direction of the Required Lenders) if an Event of Default has occurred and is occurring, deliver to the Administrative Agent one or more Appraisals determining the Appraised Value of the Collateral. In addition, on the date upon which any Additional Collateral is pledged as Collateral to the Collateral Agent for the benefit of the Secured Parties to secure the Obligations, but only with respect to such Additional Collateral, the Parent shall deliver to the Administrative Agent one or more Appraisals determining the Appraised Value of such Additional Collateral.
SECTION 5.17    Ratings. At any time when the Initial Lender is a Lender, the Borrower shall, upon request by the Initial Lender, use its reasonable best efforts to obtain a public rating in respect of the Loans by any two of S&P, Moody’s and Fitch in connection with any contemplated assignment of, or participation in, the Loans.
SECTION 5.18    Regulatory Matters.
(a)    US Citizenship. The Borrower will at all times maintain its status as a “citizen of the United States” as defined in Section 40102(a)(15) of Title 49 and as that statutory provision has been interpreted by the DOT pursuant to its policies.
(b)    Air Carrier Status. The Borrower will at all times maintain its status as an “air carrier” within the meaning of Section 40102 of Title 49 and holds a certificate under Section 41102 of Title 49. The Borrower will at all times possess an air carrier operating certificate issued pursuant to Chapter 447 of Title 49. The Borrower will at all times possess all necessary certificates, franchises, licenses, permits, rights, designations, authorizations, exemptions, concessions, frequencies and consents which relate to the operation of the routes flown by it and the conduct of its business and operations as currently conducted, except where failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.19    Loyalty Programs; Loyalty Program Agreements.
(a)    Loyalty Programs. The Parent will, and will cause each of its Subsidiaries to, take all actions necessary to maintain the existence, business and operations of the Carrier Loyalty Programs as in effect on the Closing Date or on terms at least as favorable to the Lenders, as determined by the Appropriate Party in its sole discretion, except as otherwise expressly permitted under this Agreement.
(b)    Loyalty Program Agreements. The Parent will, and will cause each of its Subsidiaries to, take any action permitted under the Material Loyalty Program Agreements and applicable law that it, in its reasonable business judgment, determines is advisable, in order to diligently and promptly (i) enforce its rights and any remedies available to it under the Material Loyalty Program Agreements, (ii) perform its obligations under the Material Loyalty Program Agreements and (iii) use reasonable best efforts to cause the applicable counterparties to perform their obligations under the related Material Loyalty Program Agreements, including such counterparties’ obligations to make payments to and indemnify the applicable Credit Parties in accordance with the terms thereof, in each case except as would not (1) be materially adverse to the Lenders or (2) reasonably be expected to result in a Material Adverse Effect.
SECTION 5.20    Collections; Accounts; Payments.
(a)    The Credit Parties shall (x) instruct and use their reasonable best efforts to cause counterparties to all Material Loyalty Program Agreements to direct payments of all Loyalty Program Revenue into the Collection Account and (y) cause sufficient counterparties to the Loyalty Program Agreements to direct payments of Loyalty Program Revenue into the Collection Account (in the case of Loyalty Program Revenue generated under any Material Loyalty Program Agreement, pursuant to a Direct Agreement) such that during any DSCR Test Period, at least 90% of Loyalty Program Revenue (excluding revenues generated under any Loyalty Subscription Program) for such period is deposited directly into the Collection Account. Promptly following the entry by any Credit Party into any Material Loyalty Program Agreement after the Closing Date, the applicable Credit Party will enter into and cause the counterparty to enter into a Direct Agreement with respect to such Material Loyalty Program Agreement. To the extent the Parent, any Subsidiary or any of their respective Controlled Affiliates receives any payments of Loyalty Program Revenues to an account other than the Collection Account, such Person shall ACH or wire transfer as soon as practicable, but in any event within three (3) Business Days of receipt, any such amounts to the Collection Account. All amounts in the Collection Account shall be conclusively presumed to be Collateral and proceeds of Collateral, and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in the Collection Account. No Credit Party shall revoke, or permit to be revoked, any payment direction included in any Direct Agreement other than in connection with a replacement Collection Account (which shall be at a depository institution satisfactory to the Appropriate Party).
(b)    Each account control agreement with respect to each Blocked Account shall require, after the occurrence and during the continuance of a Payment Event, the ACH or wire transfer no less frequently than once per Business Day (unless the Obligations are no longer outstanding), of all collected and available funds in such Blocked Account (net of such minimum balance, not to exceed

$25,000, as may be required to be kept in the subject Blocked Account by the account bank), to an account in the name of the Borrower maintained by the Administrative Agent at The Bank of New York Mellon (the “Payment Account”) or such other account as directed by the Administrative Agent. The Payment Accounts and the Blocked Accounts shall be non-interest bearing accounts. Funds on deposit in the Blocked Accounts and the Payment Accounts shall be uninvested. All amounts in the Blocked Account shall be conclusively presumed to be Collateral and proceeds of Collateral, and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in the Blocked Account. The Borrower may at any time elect to apply amounts on deposit in the Blocked Account to prepay the Loans, by requesting that the Collateral Agent instruct the account bank to withdraw such amounts for such prepayment.
(c)    The Payment Account shall at all times be under the sole dominion and control of the Collateral Agent and shall be subject to an account control agreement in form and substance satisfactory to the Appropriate Party. The Credit Parties hereby acknowledge and agree that (i) the Credit Parties have no right of withdrawal from the Payment Account, (ii) the funds on deposit in the Payment Account shall at all times be collateral security for all of the Obligations, and (iii) the funds on deposit in the Payment Account shall be applied to repay the Loans. All amounts in the Payment Account shall be conclusively presumed to be Collateral and proceeds of Collateral, and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in the Payment Account. Upon payment in full of the Loans and all Obligations under this Agreement (other than contingent indemnification or reimbursement obligations not yet accrued and payable) and termination of the Commitments, any remaining amounts in the Payment Account will be released and transferred to a deposit account of the Credit Parties as the Borrower shall direct.
ARTICLE VI

NEGATIVE COVENANTS
Until all the later of (i) the date on which all of the Obligations shall have been paid in full and (ii) such later date specified in this Agreement, the Credit Parties covenant and agree with the Lenders that:
SECTION 6.01    [Reserved].
SECTION 6.02    Liens. Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets constituting Collateral, whether now owned or hereafter acquired, except for Permitted Liens.
SECTION 6.03    Fundamental Changes. Parent will not, and will not permit any of its Subsidiaries to, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
(a)    any Subsidiary may merge with (i) the Borrower; provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries; provided that (x) when any Wholly-Owned Subsidiary is merging with another Subsidiary, a Wholly-Owned Subsidiary shall be the continuing or surviving Person and (y) when any Subsidiary that is a Credit Party is merging with another Subsidiary, then such other Subsidiary shall be a Credit Party;

(b)    any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Parent or to another Subsidiary; provided that (x) if the transferor in such a transaction is a Wholly-Owned Subsidiary, then the transferee shall either be the Parent or another Wholly-Owned Subsidiary and (y) if the transferor in such a transaction is a Credit Party, then the transferee shall be a Credit Party;
(c)    the Parent and its Subsidiaries may make Dispositions permitted by Section 6.04;
(d)    any Investment permitted by Section 6.06 may be structured as a merger, consolidation or amalgamation;
(e)    any Subsidiary may dissolve, liquidate or wind up its affairs if it owns no material assets, engages in no business and otherwise has no activities other than activities related to the maintenance of its existence and good standing; and
(f)    any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise); provided that such assets do not constitute all or substantially all of the consolidated assets of the Parent and its Subsidiaries.
SECTION 6.04    Dispositions. Parent will not, and will not permit any of its Subsidiaries to, sell or otherwise make any Disposition of Collateral or enter into any agreement to make any sale or other Disposition of Collateral (in each case, including, without limitation by way of any sale or other Disposition of any Guarantor), except, subject to Article X and so long as no Default shall have occurred and be continuing at the time of any action described below, or would result therefrom:
(a)    the Disposition of Collateral expressly permitted under the applicable Security Documents;
(b)    any licenses or sublicenses (i) granted on a non-exclusive basis to customers or service providers in the ordinary course of business or to business partners in the ordinary course of business in a manner and subject to terms consistent with past practice or (ii) granted pursuant to any Loyalty Program Agreement in full force and effect as of the Closing Date, any successor agreement thereto or any new Loyalty Program Agreement, in each case that is included in the Collateral (provided that any such grant pursuant to such new or successor agreement is made in the ordinary course of business in a manner and subject to terms substantially similar with those of the predecessor Loyalty Program Agreement or with any Loyalty Program Agreement in full force and effect as of the Closing Date, as the case may be);
(c)    any abandonment, lapse, forfeiture or dedication to the public, in the ordinary course of business, of any Intellectual Property that, in the applicable Credit Party’s reasonable good faith judgment, is no longer used and no longer useful in the business of the Borrower or its Subsidiaries;
(d)    any (1) deletion, de-identification or purge of any Personal Data that is required under applicable Privacy Laws, under any of the Credit Parties’ public-facing privacy policies in full force and effect as of the Closing Date or in the ordinary course of business (including in connection with terminating inactive Carrier Loyalty Program accounts) pursuant to the applicable Credit Party’s privacy and data retention policies in full force and effect as of the Closing Date consistent with past practice, (2) transfer of any Loyalty Program Data to services providers for their Processing of such data on behalf of any of the Credit Parties in the ordinary course of business, subject to a prohibition on deletion, de-

identification and purging, except as permitted under clause (1) or (3) transfer of any Loyalty Program Data to a third party in the ordinary course of business to the extent such Credit Party also retains a copy of such Loyalty Program Data;
(e)    the sale, lease or other transfer any Currency under any Loyalty Program in accordance with any Loyalty Program Agreement as in existence on the Closing Date (or any (i) permitted successor agreement thereto or (ii) new Loyalty Program Agreement permitted under this Agreement, in each case that is included in the Collateral) or subsequently approved by the Appropriate Party;
(f)    Loyalty Revenue Advance Transactions in an aggregate amount (together with any Loyalty Revenue Advance Transactions outstanding on the Closing Date that remain outstanding) not to exceed an amount equal to the greater of (x) $15,000,000 and (y) 15% of the aggregate amount of Collateral Cash Flow received during the most recently ended DSCR Test Period that has been deposited into a Collateral Account;
(g)    to the extent constituting a Disposition of Collateral, the incurrence of Liens that are permitted to be incurred pursuant to Section 6.02;
(h)    to the extent constituting a Disposition of Collateral, (1) the sale or other transfer of Currency in the ordinary course of business under the terms of the Loyalty Program Agreements and (2) transfers of Currency to Loyalty Program Members in the ordinary course of business in accordance with program terms;
(i)    Dispositions of Collateral among the Credit Parties (including any Person that shall become a Credit Party simultaneous with such Disposition in the manner contemplated by Section 5.13); provided that:
(i)    such Collateral remains at all times subject to a Lien with the same priority and level of perfection as was the case immediately prior to such Disposition (and otherwise subject only to Permitted Liens) in favor of the Collateral Agent for the benefit of the Secured Parties following such Disposition;
(ii)    concurrently therewith, the Credit Parties shall execute any documents and take any actions reasonably required to create, grant, establish, preserve or perfect such Lien in accordance with the other provisions of this Agreement or the Security Documents;
(iii)    if requested by the Appropriate Party, concurrently therewith the Appropriate Party shall receive an opinion of counsel to the applicable Credit Party as to the validity and perfection of such Lien on the Collateral, in each case in form and substance satisfactory to the Appropriate Party; and
(iv)    concurrently with any Disposition of Collateral to any Person that shall become a Credit Party simultaneous with such Disposition in the manner contemplated by Section 5.13, such Person shall have complied with the requirements of Section 5.13;
(j)    any Disposition of property resulting from an event of loss with respect to any aircraft, airframe, engine, spare engine or Spare Parts if the Credit Party is replacing such aircraft, airframe, engine, spare engine or Spare Parts in accordance with the terms of the Loan Documents;

(k)    any Disposition of Collateral permitted by any of the Security Documents; and
(l)    Dispositions of cash or Cash Equivalents in exchange for other cash or Cash Equivalents constituting Collateral and having reasonably equivalent value therefor.
SECTION 6.05    Restricted Payments. Parent will not, and will not permit any of its Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except, that, subject to additional restrictions set forth in Article X, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:
(a)    each Subsidiary may make Restricted Payments to the Parent and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of such Equity Interests in respect of which such Restricted Payment is being made;
(b)    the Parent and each Subsidiary may declare and make dividend payments or other distributions payable solely in common Equity Interests of such Person;
(c)    the Parent and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new common Equity Interests;
(d)    the Parent and each Subsidiary may pay withholding or similar taxes payable by any future, present or former employee, director or officer (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) in connection with any repurchases of Equity Interests or the exercise of stock options;
(e)    the repurchase of Equity Interests or other securities deemed to occur upon (A) the exercise of stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities, to the extent such Equity Interests or other securities represent a portion of the exercise price of those stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities or (B) the withholding of a portion of Equity Interests issued to employees and other participants under an equity compensation program of the Parent or its Subsidiaries to cover withholding tax obligations of such persons in respect of such issuance;
(f)    payments of cash, dividends, distributions, advances, common stock or other Restricted Payments by the Parent or any of its Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (A) the exercise of options or warrants, (B) the conversion or exchange of capital stock of any such Person or (C) the conversion or exchange of Indebtedness or hybrid securities into capital stock of any such Person;
(g)    the Parent may make cash payments in connection with any conversion or exchange of Convertible Indebtedness in amount equal to the sum of (i) the principal amount of such Convertible Indebtedness and (ii) the proceeds of any payments received by the Parent or any of its Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction;
(h)    the Parent may make payments in connection with a Permitted Bond Hedge Transaction (i) by delivery of shares of the Parent’s Equity Interests upon net share settlement thereof or (ii) by (A) set-off against the related Permitted Bond Hedge Transaction and (B) payment of an early termination amount thereof in common Equity Interests of the Parent upon any early termination thereof; and
(i)    Restricted Payments not to exceed the amount allowable pursuant to Schedule 6.05(i).
SECTION 6.06    Investments. Parent will not, and will not permit any of its Subsidiaries to, make any Investments, except:
(a)    Investments held by the Parent or such Subsidiary in the form of cash or Cash Equivalents;
(b)    (i) Investments in Subsidiaries in existence on the Closing Date, (ii) other Investments in existence on the Closing Date and listed in Section I to Schedule 6.06 and (iii) other Investments described on Section II of Schedule 6.06, and, in each case, any refinancing, refunding, renewal or extension of any such Investment that does not increase the amount thereof;
(c)    advances to officers, directors and employees of the Parent and its Subsidiaries in an aggregate amount not exceeding, at any time outstanding, an amount that is customary and consistent with past practice, for travel, entertainment, relocation and similar ordinary business purposes;
(d)    (x) Investments of the Parent in the Borrower or any other Credit Party, (y) Investments of any Subsidiary in the Parent or any other Credit Party and (z) Investments made between Subsidiaries that are not Credit Parties; provided that any such Investments made pursuant to this clause (d) in the form of intercompany indebtedness incurred by a Credit Party and owed to a Subsidiary that is not a Credit Party shall be subordinated to the Obligations and the Guaranteed Obligations on customary terms (it being understood and agreed that any Investments permitted under this clause (d) in the form of intercompany indebtedness that are not already subordinated on such terms as of the Closing Date shall not be required to be so subordinated until the date that is thirty (30) days after the Closing Date);
(e)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(f)    Investments consisting of the indorsement by the Parent or any Subsidiary of negotiable instruments payable to such Person for deposit or collection in the ordinary course of business;
(g)    to the extent constituting an Investment, transactions otherwise permitted by Sections 6.03 and 6.05;
(h)    any Investments received in compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business of Parent or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (ii) litigation, arbitration or other disputes;

(i)    Investments represented by obligations in respect of Swap Contracts that are not speculative in nature and that are entered into to hedge or mitigate risks to which the Parent or any of its Subsidiaries has (or will have) actual exposure (other than those in respect of the Equity Interests or Indebtedness of the Parent or any of its Subsidiaries);
(j)    accounts receivable arising in the ordinary course of business;
(k)    any guarantee of Indebtedness of Parent or any Subsidiary of Parent, other than any guarantee of Indebtedness secured by Liens that would not be permitted under Section 6.02;
(l)    Investments to the extent that payment for such Investment is made with the capital stock of the Parent;
(m)    Investments having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value other than a reduction for all returns of principal in cash and capital dividends in cash), when taken together with all Investments made pursuant to this clause (n) that are at the time outstanding, not to exceed 30% of the total consolidated assets of the Parent and its Subsidiaries at the time of such Investment;
(n)    Permitted Bond Hedge Transactions to the extent constituting Investments; and
(o)    Investments in Finance Entities in the ordinary course of business of the Parent and its Subsidiaries or that are otherwise customary for airlines based in the United States.
SECTION 6.07    Transactions with Affiliates. Parent will not, and will not permit any of its Subsidiaries to, enter into any transaction of any kind involving aggregate payments or consideration in excess of $50,000,000 with any Affiliate of the Parent, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Parent or such Subsidiary as would be obtainable by the Parent or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, subject to delivery of (x) with respect to any transaction or series of related transactions involving aggregate consideration in excess of $100,000,000, a certificate of a Responsible Officer of the Parent certifying as to compliance with the foregoing and (y) with respect to any transaction or series of related transactions involving aggregate consideration in excess of $150,000,000, an opinion as to the fairness to the Parent or such Subsidiary of such transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing (provided that this clause (y) shall not apply to any transaction between or among the Parent or any of its Subsidiaries and any Finance Entities); provided that, subject to Article X, the foregoing restriction shall not apply to:
(a)    transactions between or among the Parent and any Wholly-Owned Subsidiaries,
(b)    Restricted Payments permitted by Section 6.05,
(c)    Investments permitted by Section 6.06(b), or (c) or (d),
(d)    transactions described in Schedule 6.07,
(e)    any employment agreement, confidentiality agreement, non-competition agreement, incentive plan, employee stock option agreement, long-term incentive plan, profit sharing plan, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Parent or any of its Subsidiaries in the ordinary course of business and payments pursuant thereto, and
(f)    payment of fees, compensation, reimbursements of expenses (pursuant to indemnity arrangements or otherwise) and reasonable and customary indemnities provided to or on behalf of officers, directors, employees or consultants of the Parent or any of its Subsidiaries.
SECTION 6.08    [Reserved].
SECTION 6.09    [Reserved].
SECTION 6.10    Changes in Nature of Business. Parent will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than those businesses conducted by the Parent and its Subsidiaries on the date hereof or any business reasonably related or incidental thereto or representing a reasonable expansion thereof.
SECTION 6.11    Sanctions; AML Laws. Parent will not, and will not permit any of its Subsidiaries to, directly or knowingly indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person to fund any activities or business of or with any Person in a manner that would result in a violation of Sanctions or AML Laws by any Person.
SECTION 6.12    Amendments to Organizational Documents. Parent will not, and will not permit any of its Subsidiaries to amend, modify, or grant any waiver or release under or terminate in any manner, any Organizational Documents in any manner materially adverse to, or which would impair the rights of, the Lenders.
SECTION 6.13    [Reserved]
SECTION 6.14    Prepayments of Junior Indebtedness. Parent will not, and will not permit any of its Subsidiaries to, make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Indebtedness secured by junior Liens on the Collateral or that is subordinated in right of payment to the Obligations, in each case other than in connection with a Permitted Refinancing of such Indebtedness.
SECTION 6.15    Lobbying. Parent will not, and will not permit any of its Subsidiaries to, directly, or to the Parent or such Subsidiary’s knowledge, indirectly, use the proceeds of the Loans, or lend, contribute, or otherwise make available such proceeds to any other Person (i) for publicity or propaganda purposes designated to support or defeat legislation pending before the U.S. Congress or (ii) to fund any activities that would constitute “lobbying activities” as defined under 2 U.S.C. § 1602. The Parent shall, and shall cause its subsidiaries to, comply with the provisions of 31 U.S.C. § 1352, as amended, and with the regulations at 31 CFR Part 21.
SECTION 6.16    Use of Proceeds. Parent will not, and will not permit any of its Subsidiaries to, use the proceeds of the Loans for any purpose other than for general corporate purposes and operating expenses (including payroll, rent, utilities, materials and supplies, repair and maintenance, and scheduled interest payments on other Indebtedness incurred before February 15, 2020), in each case in compliance with all applicable law to the extent permitted by the CARES Act; provided however that the proceeds of the Loans shall not be used for any non-operating expenses (including capital expenses, delinquent taxes and payments of principal on other Indebtedness), unless the Parent can demonstrate, to the satisfaction of the Initial Lender, that payment of any such non-operating expense is necessary to optimize the continued operations of the Parent’s business and does not merely constitute a transfer of risk from an existing creditor or investor to the Federal taxpayer.
SECTION 6.17    Financial Covenants.
(a)    Liquidity. The Parent will not permit the aggregate amount of Liquidity at the close of any Business Day to be less than $550,000,000.
(b)    Collateral Coverage Ratio.
(i)    Within ten (10) Business Days after (x) the last day of March and September of each year (beginning with March 2021) or (y) any date on which an Appraisal is delivered pursuant to clause (2) of Section 5.16 (each such date in clauses (x) and (y), a “CCR Reference Date” and the tenth Business Day after a CCR Reference Date, a “CCR Certificate Delivery Date”), the Parent shall deliver to the Administrative Agent a certificate of a Responsible Officer of the Parent containing a calculation of the Collateral Coverage Ratio (a “CCR Certificate”).
(i)    If the Collateral Coverage Ratio with respect to any CCR Reference Date is less than 1.60 to 1.00, the Borrower shall, no later than ten (10) Business Days after the applicable CCR Certificate Delivery Date, (x) prepay any outstanding Loans such that following such prepayment, the Collateral Coverage Ratio with respect to such CCR Reference Date, recalculated by subtracting any such prepaid portion of the Loans, shall be no less than 1.60 to 1.00 and/or (y) designate Additional Collateral as additional Eligible Collateral and comply with Sections 5.13 and 5.15, collectively, in an amount such that following such designation, the Collateral Coverage Ratio with respect to such CCR Reference Date, recalculated by adding such Additional Collateral, shall be no less than 1.60 to 1.00.
(ii)    At the Parent’s request, the Lien on any Additional Collateral will be released, provided, in each case, that the following conditions are satisfied or waived: (a) no Event of Default shall have occurred and be continuing, (b) either (x) after giving effect to such release, the Collateral Coverage Ratio is not less than 2.00 to 1.00 (or in the case of a swap or exchange of existing Additional Collateral with new Additional Collateral, less than 1.60 to 1.00) or (y) the Parent shall prepay or cause to be prepaid the Loans and/or shall designate Eligible Collateral as Additional Collateral and comply with Sections 5.13 and 5.15, collectively, in an amount necessary to cause the Collateral Coverage Ratio to not be less than 2.00 to 1.00 (or in the case of a swap or exchange of existing Additional Collateral with new Additional Collateral, less than 1.60 to 1.00) and (c) the Parent shall deliver a certificate executed by a Responsible Officer demonstrating compliance with this Section 6.17(b)(iii).
(iii)    If the Tranche B Commitments are terminated in full prior to the funding of any Tranche B Loans, at Parent’s request, the Lien on the Loyalty Program Assets under the Security Documents will be released, provided, in each case, that the following conditions are satisfied or waived; (a) no Event of Default shall have occurred and be continuing, (b) either (x) after giving effect to such release and to any Commitment reductions pursuant to Section 2.07, the Collateral Coverage Ratio is not less than 2.00 to 1.00 or (y) the Parent shall prepay or cause to be prepaid the Loans and/or shall designate Eligible Collateral as Additional Collateral and comply with Sections 5.13 and 5.15, collectively, in an amount necessary to cause the Collateral Coverage

Ratio to not be less than 2.00 to 1.00, (c) the Parent shall deliver a certificate executed by a Responsible Officer demonstrating compliance with this Section 6.17(b)(iv) and (d) the Administrative Agent (acting at the direction of the Required Lenders) has given notice to the Parent of such release in accordance with this Section 6.17(b)(iv). Upon any release in accordance with the terms of this Section 6.17(b)(iv), the IP License Agreement, the Trademark Security Agreement, Annex 1 of the Pledge and Security Agreement and each Direct Agreement with a Loyalty Program Participant will terminate automatically, and the Agents (acting at the direction of the Required Lenders) shall take all actions reasonably requested by the Parent to evidence such releases, notify the parties to the Direct Agreements, and file any reasonably required public notices of such releases (and the Lenders shall instruct the Agents accordingly).
(A)    Upon notice from the Administrative Agent (acting at the direction of the Required Lenders) to the Borrower that all the requirements set forth in Section 6.17(b)(iv) have been complied with and the Liens on all Loyalty Program Assets have been released in accordance therewith, then: (1) the Credit Parties shall not be subject to the provisions of this Agreement set forth under Sections 2.06(b)(iv), 2.06(b)(v), 2.06(b)(vi), 3.08(b), 3.27, 3.28, 5.02(i), 5.19, 5.20 and 6.17(c) and the last sentence of Section 5.15, in each case to the extent such provision relates to the Loyalty Program Assets or any other Loyalty Terms (as defined below); (2) the requirement to deliver a certificate pursuant to Section 5.02(j) with calculations of the Debt Service Coverage Ratio on each DSCR Determination Date shall no longer apply; (3) the requirement to deliver a certificate pursuant to Section 5.02(k) for any period during which no Liens on Loyalty Program Assets were in effect shall no longer apply; (4) the restrictions on Loyalty Revenue Advance Transactions set forth under Section 6.04(b), 6.04(d), 6.04(e), 6.04(f) and 6.04(h) shall no longer apply; (5) the Events of Default set forth under Sections 7.01(p), 7.01(q), 7.01(r) and 7.01(s) shall no longer apply; and (6) the language “(iii) with respect to any Personal Data, any deletion, de-identification, purging or other similar disposition of Personal Data” shall be deemed deleted from the definition of the terms “Disposition” and “Dispose”. For purposes hereof, “Loyalty Terms” means Loyalty Program Data, Loyalty Program Intellectual Property, Loyalty Program Revenues, Loyalty Program Agreements, Material Loyalty Program Agreements, Loyalty Revenue Advance Transaction, Loyalty Subscription Program or any similar loyalty related term.
(c)    Debt Service Coverage Ratio.
(i)    On each DSCR Determination Date, the Parent shall deliver to the Administrative Agent a certificate of a Responsible Officer of the Parent (x) containing a calculation of the Debt Service Coverage Ratio and (ii) certifying that all Loyalty Program Revenue for such DSCR Test Period has been deposited, directly or indirectly, into the Collection Account or another Collateral Account (and at least 90% of all Loyalty Program Revenues (excluding revenues generated under any Loyalty Subscription Program) were deposited directly into a Collateral Account); and
(ii)    if the Debt Service Coverage Ratio with respect to any DSCR Determination Date is less than 1.75 to 1.00 (a “DSCR Trigger Event”), then the Parent and the Subsidiaries shall cause an amount equal to at least 50% of all Loyalty Program Revenues received thereafter to be transferred (as such payments are received) from the Collection Account to a Blocked Account to be held for the benefit of the Lenders (which amounts on deposit in the Blocked Account may be used to prepay the Loans at the option of the Borrower, upon request to the Collateral Agent) until the first DSCR Determination Date on which the Debt Service Coverage Ratio is 1.75 to 1.00 or more, whereupon such amounts may be transferred from the Blocked Account to the Collection Account following a request to the Collateral Agent;
(iii)    if the Debt Service Coverage Ratio with respect to any DSCR Determination Date is less than or equal to 1.50 to 1.00 but greater than 1.25 to 1.00, then (x) all amounts then deposited in the Blocked Account shall be applied to prepay the Loans and (y) the Parent and the Subsidiaries shall cause an amount equal to at least 50% of all Loyalty Program Revenues received thereafter to be transferred (as such payments are received) from the Collection Account to the Payment Account with all such amounts deposited into the Payment Account to be applied to the prepayment of any Loans then outstanding until the first DSCR Determination Date on which the Debt Service Coverage Ratio is greater than 1.50 to 1.00; and
(iv)    if the Debt Service Coverage Ratio with respect to any DSCR Determination Date is less than or equal to 1.25 to 1.00, then (x) all amounts then deposited in the Blocked Account shall be applied to prepay the Loans and (y) the Parent and the Subsidiaries shall cause an amount equal to at least 75% of all Loyalty Program Revenues received thereafter to be transferred (as such payments are received) from the Collection Account to the Payment Account with all such amounts deposited into the Payment Account to be applied to the prepayment of any Loans then outstanding until the first DSCR Determination Date on which the Debt Service Coverage Ratio is greater than 1.25 to 1.00.
ARTICLE VII

EVENTS OF DEFAULT
SECTION 7.01    Events of Default. If any of the following events (each, an “Event of Default”) shall occur:
(a)    the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    the Borrower shall fail to pay any interest on any Loan, or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of two (2) or more Business Days;
(c)    any representation or warranty made or deemed made by or on behalf of any Credit Party, including those made prior to the Closing Date, in or in connection with this Agreement, the Loan Application Form or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, the Loan Application Form or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty under this Agreement, the Loan Application Form or any other Loan Document already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made;

(d)    any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.03(a), 5.04 (with respect to the Borrower’s existence) or in Article VI or Article X;
(e)    any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Section) and such failure shall continue unremedied for a period of thirty (30) or more days after notice thereof by the Administrative Agent or the Initial Lender to the Parent;
(f)    (i) Any Credit Party or any Subsidiary thereof shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness (other than Indebtedness under this Agreement) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument governing such Material Indebtedness; or (ii) any Credit Party or any Subsidiary thereof shall fail to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event results in the holder or holders or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) causing such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or causing an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (f)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer (or disposition of property as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness;
(g)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Party or any Material Subsidiary thereof or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or any Material Subsidiary thereof or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of sixty (60) or more days or an order or decree approving or ordering any of the foregoing shall be entered;
(h)    any Credit Party or any Material Subsidiary thereof shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(i)    any Credit Party or any Material Subsidiary thereof shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j)    there is entered against any Credit Party or any Material Subsidiary thereof (i) a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $50,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage), or (ii) a non-monetary final judgment or order that, either individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;
(k)    an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of any Credit Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC that, either individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect;
(l)    [reserved];
(m)    any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; or any Credit Party or any other Person who is a party to any Loan Document contests in writing the validity or enforceability of any provision of any Loan Document; or any Credit Party denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document;
(n)    any Lien purported to be created under any Security Document shall cease to be, or shall be asserted in writing by any Credit Party not to be, a legal, valid and perfected Lien on any material portion of the Collateral (individually or in the aggregate), with the priority required by the applicable Security Documents, except (i) as a result of the sale or other Disposition of the applicable Collateral to a Person that is not a Credit Party in a transaction not prohibited under the Loan Documents or (ii) as a result of either Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (iii) as a result of acts or omissions with respect to possessory collateral held by the Collateral Agent pursuant to this Agreement;
(o)    any Guarantee of any Obligations by any Credit Party under any Loan Document shall cease to be in full force in effect (other than in accordance with the terms of the Loan Documents);
(p)    a default or breach by any Credit Party of its material obligations under a Material Loyalty Program Agreement beyond any applicable notice and cure periods thereunder;
(q)    an exit from, or a termination or cancellation of, any Carrier Loyalty Program (and in the case of any Loyalty Subscription Program, such program as a whole by a Credit Party, and not any individual cancellation or termination by a consumer) in effect on the Closing Date or any Material Loyalty Program Agreement other than in connection with any replacement expressly permitted hereunder;

(r)    any material provision of any Material Loyalty Program Agreement, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; or any Credit Party contests in writing the validity or enforceability of any provision of any Material Loyalty Program Agreement; or any Credit Party denies in writing that it has any or further liability or obligation under any Material Loyalty Program Agreement, or purports in writing to revoke, terminate or rescind any Material Loyalty Program Agreement; or
(s)    any Credit Party makes a Material Modification to a Material Loyalty Program Agreement without the prior written consent of the Required Lenders.
then, and in every such event (other than an event described in clause (g) or (h) of this Section), and at any time thereafter during the continuance of such event, the Initial Lender may, and the Administrative Agent may, and at the request of the Required Lenders or the Initial Lender shall, by notice to the Borrower, take any or all of the following actions, at the same or different times:
(i)    declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Credit Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and the other Credit Parties; and
(ii)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents and Applicable Law;
provided that, in case of any event described in clause (g) or (h) of this Section, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.
SECTION 7.02    Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Initial Lender and the Administrative Agent by the Borrower or the Required Lenders, all payments received on account of the Obligations shall be applied by the Administrative Agent as follows:
(i)    first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees and disbursements and other charges of counsel payable under Section 11.03 and amounts payable under an Administrative Agency Fee Letter (if any)) payable to the Administrative Agent and the Collateral Agent in their respective capacities as such;
(ii)    second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees and disbursements and other charges of counsel payable under Section 11.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;

(iii)    third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (iii) payable to them;
(iv)    fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans ratably among the Lenders in proportion to the respective amounts described in this clause (iv) payable to them;
(v)    fifth, to the payment in full of all other Obligations, in each case ratably among the Administrative Agent and the Lenders based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and
(vi)    finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
ARTICLE VIII

AGENCY
SECTION 8.01    Appointment and Authority. Each Lender hereby irrevocably appoints The Bank of New York Mellon to act on its behalf as the Administrative Agent and as the Collateral Agent hereunder and under the other Loan Documents and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental or related thereto; provided that notwithstanding anything in this Article VIII or this Agreement to the contrary, the terms and conditions of the relationship between the Initial Lender and the Agents shall be governed by a separate agreement between the Initial Lender and the Agents. The Borrower and the Guarantors acknowledge and agree that the Agents are Agents of the Lenders and not of the Borrower or the Guarantors. In connection with an assignment of the Loans by the Initial Lender, upon the Administrative Agent’s request, the Borrower and the Agents shall enter into an Administrative Agency Fee Letter. The provisions of this Article are solely for the benefit of the Agents and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to (i) execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the other Loan Documents and (ii) negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.
SECTION 8.02    Collateral Matters. Each of the Lenders hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto and to enter into and perform the other Loan Documents.
SECTION 8.03    Removal or Resignation of Administrative Agent. While the Initial Lender is a Lender, the Administrative Agent may be removed or give notice of its resignation subject to any conditions as separately agreed between the Initial Lender and the Administrative Agent. Any such resignation as Administrative Agent pursuant to this Section 8.03 shall also constitute its resignation as the Collateral Agent; provided that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed. Upon such removal or receipt of any such notice of resignation, the Initial Lender shall have the right to appoint a successor. After the Initial Lender is no longer a Lender, either Agent may resign at any time by notifying the Lenders and the Borrower in writing, and either Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Borrower and such Agent and signed by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right, with the consent of the Borrower (which consent shall not be required during the continuance of an Event of Default), to appoint a successor. If no successor shall have been so appointed by the Required Lenders (with the consent of the Borrower (which consent shall not be required during the continuance of an Event of Default)) and shall have accepted such appointment within 30 days after (i) the retiring Agent gives notice of its resignation or (ii) the Required Lenders deliver removal instructions, then the retiring or removed Agent may, on behalf of the Lenders (with the consent of the Borrower (which consent shall not be required during the continuance of an Event of Default)), appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If no successor Agent has been appointed pursuant to the immediately preceding sentence, such Agent’s resignation or removal shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders (with the consent of the Borrower (which consent shall not be required during the continuance of an Event of Default)) appoint a successor Administrative Agent and/or Collateral Agent, as the case may be. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of its predecessor Agent, and its predecessor Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.
SECTION 8.04    Exculpatory Provisions.
(a)    The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents or as separately agreed between the Initial Lender and the Agents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing:
(i)    neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, except that The Bank of New York Mellon shall always have a fiduciary duty to Treasury while serving as its Agent in accordance with the provisions of the separate writing between The Bank of New York Mellon and Treasury;
(ii)    neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); and

(iii)    except as expressly set forth herein and in the other Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity.
(b)    Neither Agent shall be required to expend or risk its own funds or otherwise incur liability in the performance of any of its duties hereunder or under any other Loan Document or in the exercise of any of its rights or powers. Notwithstanding anything in any Loan Document to the contrary, prior to taking any action under this Agreement or any other Loan Document, each Agent shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses in connection with taking such action. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Sections 7.01 and 11.02) or in the absence of its own gross negligence or willful misconduct as determined by the final non-appealable judgment of a court of competent jurisdiction. Notwithstanding the foregoing, no action nor any omission to act, taken by either Agent at the direction of the Required Lenders (or such other number of percentage of Lenders as shall be expressly provided for herein or in the other Loan Documents) shall constitute gross negligence or willful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof, conspicuously labeled as a “notice of default” and specifically describing such Default, is given to an Agent Responsible Officer by the Borrower or a Lender.
(c)    Neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(d)    In no event shall either Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder or under any other Loan Document arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, epidemics, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services (it being understood that such Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances).
(e)    Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it in good faith to be genuine and to have been signed or sent by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it in good faith to have been made by the proper Person, and shall not incur any liability for relying thereon. Delivery of reports, information and documents to an Agent is for informational purposes only and an Agent’s receipt of the foregoing will not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Borrower’s compliance with any of its covenants hereunder. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in reliance on the advice of any such counsel, accountants or experts. Any funds held by an Agent shall, unless otherwise agreed in writing with the Borrower, be held uninvested in a non-interest bearing account.
(f)    Neither Agent shall have any obligation to calculate or confirm the calculation of any financial covenant contained herein.
(g)    Notwithstanding anything to the contrary in any Loan Document, neither Agent shall be responsible for the existence, genuineness or value of any of the Collateral; for filing any financing or continuation statements or recording any documents or instruments in any public office or otherwise perfecting or maintaining the perfection of any security interest in the Collateral (except, in the case of possessory Collateral, for the Collateral Agent maintaining possession of any such Collateral received by it in accordance with the terms of the Loan Documents); for the validity, perfection, priority or enforceability of the Liens in any of the Collateral; for the validity or sufficiency of the Collateral or any agreement or assignment contained therein; for the validity of the title of any grantor to the Collateral; for insuring the Collateral; or for the payment of taxes, charges or assessments on the Collateral. The Collateral Agent agrees that it will check any possessory Collateral received by it against any itemized list in the Pledge and Security Agreement of Collateral to be delivered to it in accordance with the Pledge and Security Agreement.
SECTION 8.05    Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, opinion, consent, statement, instrument, document or other writing believed by it in good faith to be genuine and to have been signed or sent by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it in good faith to have been made by the proper Person, and shall not incur any liability for relying thereon. Delivery of reports, information and documents to an Agent is for informational purposes only and an Agent’s receipt of the foregoing will not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Borrower’s compliance with any of its covenants hereunder. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 8.06    Delegation of Duties. Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents or attorneys appointed by it and will not be responsible for the misconduct or negligence of any agent appointed with due care. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties.
SECTION 8.07    Non-Reliance on Agents and Other Lenders. Each Lender (other than the Initial Lender) acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender (other than the Initial Lender) also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 8.08    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Section 11.03) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Agents under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
ARTICLE IX

GUARANTEE
SECTION 9.01    Guarantee of the Obligations. Each Guarantor jointly and severally hereby irrevocably and unconditionally guarantees to the Secured Parties, the due and punctual payment in full and performance of all Obligations (or such lesser amount as agreed by the Required Lenders in their sole discretion with respect to Obligations owed to the Lenders) when the same shall become due or required to be performed, whether at stated maturity, by required prepayment, declaration, acceleration, performance, demand or otherwise (including amounts that would become and any performance that would have been required to be taken due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).
SECTION 9.02    Payment or Performance by a Guarantor. Each Guarantor hereby jointly and severally agrees, in furtherance of the foregoing and the other terms of this Article IX and not in limitation of any other right which the Secured Parties may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Borrower to pay or perform any of the Guaranteed Obligations when and as the same shall become due or required to be performed, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), such Guarantor will pay, or cause to be paid, in cash, or perform, or cause to be performed, to the Secured Parties an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed or required to be performed to the Secured Parties as aforesaid.
SECTION 9.03    Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment and performance in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:
(a)    this Guarantee is a guarantee of payment and performance when due and not merely of collection;
(b)    either Agent and any of the other Secured Parties may enforce this Guarantee upon the occurrence of an Event of Default notwithstanding the existence of any dispute between the Borrower and the Secured Parties with respect to the existence of such Event of Default;
(c)    a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Borrower or any other Guarantors and whether or not Borrower or such Guarantors are joined in any such action or actions;
(d)    payment or performance by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any other Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid or performed;
(e)    the Required Lenders, upon such terms as they deem appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment or performance of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or subordinate the payment of the same to the payment of any other obligations; (iii) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment or performance of the Guaranteed Obligations, any other guarantees of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; and (iv) enforce its rights and remedies even though such action may operate to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or any security for the Guaranteed Obligations; and
(f)    this Guarantee and the obligations of each Guarantor hereunder shall be legal, valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment or performance in full of the Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations, or otherwise. Without limiting the generality of the foregoing, except for the payment and performance in full of the Guaranteed Obligations and to the fullest extent permitted by Applicable Law, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by: (i) any failure, delay or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guaranteed Obligations, or with respect to any security for the payment and performance of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions hereof or any other Loan Document; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the Lender’s consent to the change, reorganization or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (v) the release of, or any impairment of or failure to perfect or continue perfection of or protect a security interest in, any collateral which secures any of the Guaranteed Obligations; (vi) any defenses, set‑offs or counterclaims which the Borrower or any Guarantor may allege or assert against either Agent or the Lenders in respect of the Guaranteed Obligations, including failure of consideration, lack of authority, validity or enforceability, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; (vii) any change in the corporate existence, structure or ownership of any Credit Party, or any insolvency, bankruptcy, reorganization, examinership or other similar proceeding affecting any Credit Party or its assets or any resulting release or discharge of any of the Guaranteed Obligations; (viii) the fact that any Person that, pursuant to the Loan Documents, was required to become a party hereto may not have executed or is not effectually bound by this Agreement, whether or not this fact is known to the Secured Parties; (ix) any action permitted or authorized hereunder; (x) any other circumstance, or any existence of or reliance on any representation by the Agents, any Secured Party or any other Person, that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower, any Guarantor or any other guarantor or surety; and (xi) any other event or circumstance that might in any manner vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.
SECTION 9.04    Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of the Lender: (a) any right to require the Lender, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any Guarantor or any other Person; (ii) proceed against or exhaust any security in favor of the Lender; or (iii)  pursue any other remedy in the power of the Agents or Secured Parties whatsoever or (b) presentment to, demand for payment or performance from and protest to the Borrower or any Guarantor or notice of acceptance; and (c) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof. The Agents and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure or exercise any other right or remedy available to them against the Borrower or any other Credit Party without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full. To the fullest extent permitted by Applicable Law, each Credit Party waives any defense arising out of any such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Credit Party against the Borrower or any other Credit Party, as the case may be, or any security.
SECTION 9.05    Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been paid in full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or any other Guarantor or any of its assets in connection with this Guarantee or the performance by such

Guarantor of its obligations hereunder, including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that the Agents or the Secured Parties now has or may hereafter have against the Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by the Agents or the Secured Parties. In addition, until the Guaranteed Obligations shall have been paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and paid in full, such amount shall be held in trust for the Secured Parties and shall forthwith be paid over to the Secured Parties to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
SECTION 9.06    Subordination. Any Indebtedness of the Borrower or any Guarantor now or hereafter and all rights of indemnity, contribution or subrogation under Applicable Law or otherwise held by any Guarantor (the “Obligee Guarantor”) are hereby subordinated in right of payment or performance to the Guaranteed Obligations until the Guaranteed Obligations is paid and performed in full. Any amount in respect of such indebtedness or rights collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Secured Parties and shall forthwith be paid over to the Secured Parties to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.
SECTION 9.07    Continuing Guarantee. This Guarantee is a continuing guarantee and shall remain in effect until all of the Guaranteed Obligations shall have been paid and performed in full. Each Guarantor hereby irrevocably waives any right to revoke this Guarantee as to future transactions giving rise to any Guaranteed Obligations.
SECTION 9.08    Financial Condition of the Borrower. The Loans may be made to the Borrower without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower at the time of such grant. Each Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and its ability to perform its obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations.
SECTION 9.09    Reinstatement. In the event that all or any portion of the Guaranteed Obligations are paid by the Borrower or any Guarantor, the obligations of any other Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from the Secured Parties as a preference, fraudulent transfer or otherwise must be so recovered or returned, and any such payments and amounts which are so rescinded, recovered or returned shall constitute Guaranteed Obligations for all purposes hereunder.
SECTION 9.10    Discharge of Guarantees. If, in compliance with the terms and provisions of the Loan Documents, (x) all of the Equity Interests of any Guarantor that is a Subsidiary of the Parent or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) to any Person (other than to the Parent or to any other Subsidiary of Parent), the Guarantee of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any beneficiary or any other Person effective as of the time of such asset sale or (y) a Guarantor becomes an Excluded Subsidiary (other than as a result of a Guarantor becoming a non-Wholly Owned Subsidiary), the Borrower may request the release of the Guarantee of such Guarantor, whereupon the Guarantee of such Guarantor shall be discharged and released.
ARTICLE X

CARES ACT REQUIREMENTS
Notwithstanding anything in this Agreement to the contrary, the Credit Parties, on behalf of themselves and their Affiliates, represent, warrant, and agree with the Lenders that:
SECTION 10.01    CARES Act Compliance. Each Credit Party and its Subsidiaries are in compliance, and will at all times comply, with all applicable requirements under Title IV of the CARES Act, including any applicable requirements pertaining to the Borrower’s eligibility to receive the Loans. The Parent, the Borrower and their Subsidiaries will provide any information requested by the Initial Lender or Agents to assess the Borrower’s compliance with applicable requirements under Title IV of the CARES Act, its obligations under this Article X or its eligibility to receive the Loans under the CARES Act. The Borrower is not a “covered entity” as defined in Section 4019 of the CARES Act.
SECTION 10.02    Dividends and Buybacks
(a)    Until the date that is twelve (12) months after the date on which the Loans are no longer outstanding, neither any Borrower Air Carrier nor any of its Affiliates (other than an Affiliate that is a natural person) shall, in any transaction, purchase an equity security of any Borrower Air Carrier or of any direct or indirect parent company of a Borrower Air Carrier or of any Subsidiary of the Parent that, in each case, is listed on a national securities exchange, except to the extent required under a contractual obligation in effect as of the date of enactment of the CARES Act.
(b)    Until the date that is twelve (12) months after the date on which the Loans are no longer outstanding, no Borrower Air Carrier shall pay dividends, or make any other capital distributions, with respect to the common stock of any Borrower Air Carrier.
SECTION 10.03    Maintenance of Employment Levels. Until September 30, 2020, each Borrower Air Carrier shall maintain its employment levels as of March 24, 2020, to the extent practicable, and in any case shall not reduce its employment levels by more than ten percent (10%) from the levels on March 24, 2020.
SECTION 10.04    United States Business. Each Borrower Air Carrier is created or organized in the United States or under the laws of the United States and has significant operations in and a majority of its employees based in the United States.
SECTION 10.05    Limitations on Certain Compensation.
(a)    Beginning on the Closing Date, and ending on the date that is one (1) year after the date on which the Loans are no longer outstanding, each Borrower Air Carrier and its Affiliates shall not pay any of each Borrower Air Carrier’s Corporate Officers or Employees whose Total Compensation exceeded $425,000 in calendar year 2019 or the Subsequent Reference Period (other than an Employee whose compensation is determined through an existing collective bargaining agreement entered into before March 1, 2020):
(i)    Total Compensation which exceeds, during any twelve (12) consecutive months of the period beginning on the Closing Date and ending on the date that is one (1) year after the date on which the Loans are no longer outstanding, the Total Compensation the Corporate Officer or Employee received in calendar year 2019 or the Subsequent Reference Period; or
(ii)    Severance Pay or Other Benefits in connection with a termination of employment with any Borrower Air Carrier which exceed twice the maximum Total Compensation received by such Corporate Officer or Employee in calendar year 2019 or the Subsequent Reference Period.
(b)    Beginning on the Closing Date, and ending on the date that is one (1) year after the date on which the Loans are no longer outstanding, each Borrower Air Carrier and its Affiliates shall not pay any of each Borrower Air Carrier’s Corporate Officers or Employees whose Total Compensation exceeded $3,000,000 in calendar year 2019 or the Subsequent Reference Period, Total Compensation which exceeds, during any twelve (12) consecutive months of such period, in excess of the sum of:
(i)    $3,000,000; and
(ii)    Fifty percent (50%) of the excess over $3,000,000 of the Total Compensation received by such Corporate Officer or Employee in calendar year 2019 or the Subsequent Reference Period.
(c)    For purposes of determining applicable amounts under this Section with respect to any Corporate Officer or Employee who was employed by any Borrower Air Carrier or any of their Affiliates for less than all of calendar year 2019, the amount of Total Compensation in calendar year 2019 shall mean such Corporate Officer’s or Employee’s Total Compensation on an annualized basis.
SECTION 10.06    Continuation of Certain Air Service. Until March 1, 2022, each Borrower Air Carrier shall comply with any applicable requirement issued by the Secretary of Transportation under section 4005 of the CARES Act to maintain scheduled air transportation service to any point served by any Borrower Air Carrier before March 1, 2020. The Borrower acknowledges that neither Treasury, nor any other actor, department, or agency of the Federal Government, shall condition the issuance of any loan under this Loan Agreement on the Borrower’s implementation of measures to enter into negotiations with the certified bargaining representative of a craft or class of employees of the Borrower Air Carrier under the Railway Labor Act (45 U.S.C. 151 et seq.) or the National Labor Relations Act (29 U.S.C. 151 et seq.), regarding pay or other terms and conditions of employment.
SECTION 10.07    Treasury Access. Provide Treasury, the Treasury Inspector General, the Special Inspector General for Pandemic Recovery, and such other entities as authorized by Treasury timely and unrestricted access to all documents, papers, or other records, including electronic records, of the Borrower related to the Loans, to enable Treasury, the Treasury Inspector General, and the Special Inspector General for Pandemic Recovery to make audits, examinations, and otherwise evaluate the Borrower’s compliance with the terms of this Agreement. This right also includes timely and reasonable access to the Borrower’s and its Affiliates’ personnel for the purpose of interview and discussion related to such documents.

SECTION 10.08    Additional Defined Terms. As used in this Article, the following terms have the meanings specified below:
“Borrower Air Carrier” means, collectively, the Borrower, its Affiliates that are Air Carriers, and their respective heirs, executors, administrators, successors, and assigns. Notwithstanding anything to the contrary herein, for purposes of this Article X, an “Affiliate” of the Borrower shall not include any Person(s) that become affiliated with the Borrower solely by virtue of the consummation of a Change of Control transaction resulting in repayment of the Loans in full.
“Corporate Officer” means, with respect to any Borrower Air Carrier, its president; any vice president in charge of a principal business unit, division, or function (such as sales, administration or finance); any other officer who performs a policy-making function; or any other person who performs similar policy making functions for the Borrower Air Carrier. Executive officers of subsidiaries or parents of any Borrower Air Carrier may be deemed Corporate Officers of the Borrower Air Carrier if they perform such policy-making functions for the Borrower Air Carrier.
“Employee” has the meaning given to the term in section 2 of the National Labor Relations Act (29 U.S.C. 152 and includes any individual employed by an employer subject to the Railway Labor Act (45 U.S.C. 151 et seq.), and for the avoidance of doubt includes all individuals who are employed by the Borrower Air Carrier who are not Corporate Officers.
“Severance Pay or Other Benefits” means any severance payment or other similar benefits, including cash payments, health care benefits, perquisites, the enhancement or acceleration of the payment or vesting of any payment or benefit or any other in-kind benefit payable (whether in lump sum or over time, including after March 24, 2022) by any Borrower Air Carrier or its Affiliates to a Corporate Officer or Employee in connection with any termination of such Corporate Officer’s or Employee’s employment (including, without limitation, resignation, severance, retirement, or constructive termination), which shall be determined and calculated in respect of any Employee or Corporate Officer of the Borrower Air Carrier in the manner prescribed in 17 CFR 229.402(j) (without regard to its limitation to the five (5) most highly compensated executives and using the actual date of termination of employment rather than the last business day of the Borrower Air Carrier’s last completed fiscal year as the trigger event).
“Subsequent Reference Period” means (i) for a Corporate Officer or Employee whose employment with the Borrower Air Carrier or an Affiliate started during 2019 or later, the twelve (12) month period starting from the end of the month in which the officer or employee commenced employment, if such officer’s or employee’s total compensation exceeds $425,000 (or $3,000,000) during such period and (ii) for a Corporate Officer or Employee whose Total Compensation first exceeds $425,000 during a 12-month period ending after 2019, the 12-month period starting from the end of the month in which the Corporate Officer’s or Employee’s Total Compensation first exceeded $425,000 (or $3,000,000).
“Total Compensation” means compensation including salary, wages, bonuses, awards of stock, and any other financial benefits provided by the Borrower Air Carrier or an Affiliate, as applicable, which shall be determined and calculated for the 2019 calendar year or any applicable twelve (12)-month period in respect of any Employee or Corporate Officer of the Borrower Air Carrier in the manner prescribed under paragraph e.5 of the award term in 2 CFR part 170, App. A, but excluding any Severance Pay or Other Benefits in connection with a termination of employment.

ARTICLE XI

MISCELLANEOUS
SECTION 11.01    Notices; Public Information.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing in English and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email as follows:
(i)    if to a Credit Party, to JetBlue Airways Corporation at 27-01 Queens Plaza North, Long Island City, NY 11101, Attention of Treasurer (Facsimile No. 718-425-9260; Telephone No. 718-709-2039; Email: treasury@jetblue.com); with copy to JetBlue Airways Corporation at 27-01 Queens Plaza North, Long Island City, NY 11101, Attention of General Counsel and Corporate Secretary (Facsimile No. 718-709-3631);
(ii)    if to the Administrative Agent or the Collateral Agent, to The Bank of New York Mellon at 240 Greenwich Street, 7th Floor, New York, NY 10286, Attention of Joanna Shapiro, Managing Director (Telephone No. 212-815-4949; Email: joanna.g.shapiro@bnymellon.com with a copy to UST.Cares.Program@bnymellon.com);
(iii)    if to Treasury, as the Initial Lender, to The Department of the Treasury of the United States at 1500 Pennsylvania Avenue, NW, Washington, D.C. 20220, Attention of Assistant General Counsel (Banking and Finance) (Telephone No. 202-622-0283; Email: eric.froman@treasury.gov); and
(iv)    if to any other Lender, to it at its address (or facsimile number or email address) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e‑mail, FpML, and Internet or intranet websites) pursuant to procedures approved by the Lenders and reasonably acceptable to the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Collateral Agent, the Parent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent, the Collateral Agent or a Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)    Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(d)    Platform.
(i)    The Borrower and the Lenders agree that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the other Lenders by posting the Communications on the Platform.
(ii)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Credit Parties, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Credit Parties pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.
(e)    Public Information. The Borrower hereby acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the materials and information provided by or on behalf of the Borrower hereunder and under the other Loan Documents (collectively, “Borrower Materials”) that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of U.S. federal and state securities Laws (provided, however, that to the extent that such Borrower Materials constitute Information, they shall be subject to Section 11.12); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Each Public Lender will designate one or more representatives that shall be permitted to receive information that is not designated as being available for Public Lenders. Notwithstanding the foregoing, financial statements and related documentation, in each case, provided pursuant to Section 5.01(a) or 5.01(b) shall be deemed to be marked “PUBLIC”, unless the Parent notifies the Administrative Agent promptly that any such document contains material non-public information.
SECTION 11.02    Waivers; Amendments.
(a)    No Waiver; Remedies Cumulative; Enforcement. No failure or delay by the Administrative Agent, the Collateral Agent or any Lender in exercising any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege, or any abandonment or discontinuance of steps to enforce such a right remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right remedy, power or privilege. The rights, remedies, powers and privileges of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the Loan Documents are cumulative and are not exclusive of any rights, remedies, powers or privileges that any such Person would otherwise have.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, (i) so long as the Initial Lender is a Lender, either the Initial Lender or, at the Initial’s Lender’s option, the Administrative Agent in accordance with Section 7.01 for the benefit of all the Lenders and (ii) if the Initial Lender is no longer a Lender, the Required Lenders or the Administrative Agent (acting at the direction of the Required Lenders) in accordance with Section 7.01 for the benefit of all the Lenders; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacities as Administrative Agent and as Collateral Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13) or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to a Credit Party under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Required Lenders shall have the rights otherwise provided to the Administrative Agent pursuant to Section 7.01 and (y) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights or remedies available to it and as authorized by the Required Lenders.
(b)    Amendments, Etc. Except as otherwise expressly set forth in this Agreement (including Section 2.10 and Section 8.01), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing executed by the Borrower and the Required Lenders, and acknowledged by the Administrative Agent, or by the Borrower and the Administrative Agent with the consent of the Required Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:
(i)    extend or increase any Commitment of any Lender without the written consent of such Lender;

(ii)    reduce the principal of, or rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly and adversely affected thereby (provided that only the consent of the Required Lenders shall be necessary (x) to amend the definition of “Default Rate” or to waive the obligation of the Borrower to pay interest at the Default Rate or (y) to amend any financial covenant (or any defined term directly or indirectly used therein), even if the effect of such amendment would be to reduce the rate of interest on any Loan or other Obligation or to reduce any fee payable hereunder);
(iii)    postpone any date scheduled for any payment of principal of, or interest on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender directly and adversely affected thereby;
(iv)    change Section 2.12(b) or Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;
(v)    waive any condition set forth in Section 4.01 without the written consent of the Initial Lender; or
(vi)    change any provision of this Section or the percentage in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights or duties hereunder or under any other Loan Document of either of the Agents, unless in writing executed by such Agent, in each case in addition to the Borrower and the Lenders required above.
In addition, notwithstanding anything in this Section to the contrary, (i) if the Borrower shall have identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then, upon the delivery of a certificate of a Responsible Officer of the Borrower to the Administrative Agent identifying such error and directing the Administrative Agent to execute an amendment to correct such error, the Administrative Agent and the Borrower shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders to the Administrative Agent within ten (10) Business Days following receipt of notice thereof and (ii) that any Security Document may be amended, supplemented or otherwise modified with the consent of the applicable Grantor (as defined in the Pledge and Security Agreement) and the Administrative Agent to add assets (or categories of assets) to the Collateral covered by such Security Document, as contemplated by the definition of Additional Collateral, or to remove any assets or categories of assets (including after-acquired assets of that category) from the Collateral covered by such Security Document to the extent the release thereof is permitted by Section 6.17(b)(iii).
SECTION 11.03    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Borrower shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Initial Lender, the Administrative Agent, the Collateral Agent and their Affiliates (including the reasonable fees, charges and disbursements of any counsel for the Initial Lender, the

Administrative Agent or the Collateral Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent or the Collateral Agent, in connection with the preparation, negotiation, execution, delivery and administration of this Agreement, the Loan Documents, any other agreements or documents executed in connection herewith or therewith or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out‑of‑pocket expenses incurred by the Administrative Agent, the Collateral Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent or any Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, the Collateral Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the Loan Documents, any other agreements or documents executed in connection herewith or therewith, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring, negotiations or enforcement in respect of this Agreement, the Loan Documents and other agreements or documents executed in connection herewith or therewith.
(b)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and Collateral Agent (and any sub-agents thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, obligations, penalties, fines, settlements, judgments, disbursements and related costs and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Parent) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent or any of its Subsidiaries, or any Environmental Liability related in any way to the Parent or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Parent, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee other than the Initial Lender, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This paragraph (b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent or Collateral Agent (or any sub-agents thereof) or any Related Party of any of the foregoing, each Lender (other than the Initial Lender) severally agrees to pay to the Administrative Agent or Collateral Agent (or any such sub-agents) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Applicable Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or Collateral Agent (or any such sub-agents), or against any Related Party of any of the foregoing acting for the Administrative Agent or Collateral Agent (or any such sub-agents) in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.12(e).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, no Credit Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)    Payments. All amounts due under this Section shall be payable not later than five  (5) days after demand therefor; provided that the terms of this Section shall not apply to the Initial Lender.
(f)    Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder and the resignation or removal of the Administrative Agent or the Collateral Agent.
SECTION 11.04    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any other attempted assignment or transfer by any party hereto shall be null and void), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it); provided that any such assignment by any Lender (other than the Initial Lender) shall be subject to the following conditions:

(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Loans at the time owing to it or contemporaneous assignments to and/or by related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in paragraph (b)(i)(A) of this Section, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans assigned.
(iii)    Required Consents. No consent shall be required for any assignment by the Initial Lender. The consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned) shall be required for any assignment by any Lender other than the Initial Lender unless (x) a Default or Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender or an Affiliate of a Lender; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and

Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 11.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender other than the Initial Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a Competitor, a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Collateral Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.03(b) with respect to any payments made by such Lender to its Participant(s).
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 11.02(b)(i) through (v) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(g) (it being understood that the documentation required under Section 2.16(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each

Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 11.05    Survival. All covenants, agreements, representations and warranties made by any Credit Party herein and in any Loan Document or other documents delivered in connection herewith or therewith or pursuant hereto or thereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery hereof and thereof and the making of the Borrowings hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied and so long as the Commitments have not expired or been terminated. The provisions of Sections 2.14, 2.15, 11.03, 11.15 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the payment in full of the Obligations, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
SECTION 11.06    Counterparts; Integration; Effectiveness; Electronic Execution.
(a)    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)    Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding anything herein to the contrary, delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means, or confirmation of the execution of this Agreement on behalf of a party by an email from an authorized signatory of such party shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 11.07    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 11.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the due and unpaid Obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or its respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender (other than the Initial Lender) agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 11.09    Governing Law; Jurisdiction; Etc.
(a)    Governing Law. This Agreement and the other Loan Documents will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the law of the State of New York applicable to contracts made and to be performed entirely within such State.
(b)    Jurisdiction and Venue. Each of the Credit Parties and each Lender agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the District of Columbia for any civil action, suit or proceeding arising out of or relating to this Agreement, the Loan Documents, or the transactions contemplated hereby or thereby.

(c)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
SECTION 11.10    Waiver of Jury Trial. To the extent permitted by Applicable Law, each Credit Party and each Lender hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to this Agreement, the Loan Documents or the transactions contemplated hereby or thereby.
SECTION 11.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 11.12    Treatment of Certain Information; Confidentiality. Each of the Agents and the Lenders (other than the Initial Lender) agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by Applicable Laws or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as (or no less restrictive than) those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; provided that, in each case under this clause (f)(ii), such actual or prospective party is not a Competitor; (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Loans or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans; (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to either Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower who did not acquire such information as a result of a breach of this Section.
For purposes of this Section, “Information” means all information received from the Parent or any of its Subsidiaries relating to the Parent or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Parent or any of its Subsidiaries; provided that, in the case of information received from the Parent or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 11.13    Money Laundering; Sanctions. The Borrower shall provide to the Administrative Agent, the Collateral Agent, and the Lenders information and documentation that the

Lenders may reasonably request that identifies the Borrower and its Affiliates, which information may include the name and address of the Borrower and its Affiliates and other information regarding beneficial ownership of the Borrower and its Affiliates that will allow the Lenders to ensure compliance with Sanctions and the AML Laws. For purposes of determining whether or not a representation with respect to any indirect ownership is true or a covenant is being complied with under this Section 11.13, the Borrower shall not be required to make any investigation into (i) the ownership of publicly traded stock or other publicly traded securities or (ii) the ownership of assets by a collective investment fund that holds assets for employee benefit plans or retirement arrangements.
SECTION 11.14    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under Applicable Law (collectively, “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such Loan but were not paid as a result of the operation of this Section shall be cumulated and the interest and charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate for each day to the date of repayment, shall have been received by such Lender. Any amount collected by such Lender that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan or refunded to the Borrower so that at no time shall the interest and charges paid or payable in respect of such Loan exceed the maximum amount collectible at the Maximum Rate.
SECTION 11.15    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender (other than the Initial Lender) severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.
SECTION 11.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between any Credit Party and any of their respective Subsidiaries and the Administrative Agent, the Collateral Agent or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent, the Collateral Agent, or any Lender has advised or is advising any Credit Party or any of their respective Subsidiaries on other matters, (ii) the lending and other services regarding this Agreement provided by the Administrative Agent, the Collateral Agent and the Lenders are arm’s-length commercial transactions between Credit Parties and their Affiliates, on the one hand, and the Administrative Agent, the Collateral Agent and the Lenders, on the other hand, (iii) the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent that they has deemed appropriate and (iv) the Credit Parties are capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Administrative Agent, the Collateral Agent and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Credit Parties or any of their respective Affiliates, or any other Person; (ii) none of the Administrative Agent, the Collateral Agent and the Lenders has any obligation to the Credit Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Collateral Agent and the Lenders and their respective Affiliates may be engaged, in a broad range of transactions that involve interests that differ from those of the Credit Parties and their respective Affiliates, and none of the Administrative Agent, the Collateral Agent and the Lenders has any obligation to disclose any of such interests to the Credit Parties or any of their respective Affiliates. To the fullest extent permitted by Law, the Credit Parties hereby waive and release any claims that they may have against any of the Administrative Agent, the Collateral Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 11.17    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties, each party hereto (including each Credit Party) acknowledges that any liability arising under a Loan Document of any Credit Party that is an Affected Financial Institution, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority, and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising under any Loan Documents which may be payable to it by any Credit Party that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under any Loan Document, or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
JETBLUE AIRWAYS CORPORATION

By /s/ Steve Priest
Name: Steve Priest
Title: Chief Financial Offier

THE BANK OF NEW YORK MELLON,
as Administrative Agent and Collateral Agent

By /s/ Bret S. Derman
Name: Bret S. Derman
Title: Vice President

UNITED STATES DEPARTMENT OF THE TREASURY, as the Initial Lender

By /s/ Brent McIntosh
Name: Brent McIntosh
Title: Under Secretary for International Affairs